UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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PPG Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PPG Industries, Inc.        One PPG Place        Pittsburgh, Pennsylvania 15272

March 3, 2006

DEAR SHAREHOLDER:

You are cordially invited to attend the 2006 Annual Meeting of Shareholders of PPG Industries, Inc. to be held on Thursday, April 20, 2006, in the East Club Lounge, Heinz Field, 900 Art Rooney Avenue, Pittsburgh, Pennsylvania. The meeting will begin at 11:00 A.M. We look forward to greeting personally those shareholders who will be able to be present. This booklet includes the notice of the Annual Meeting and the Proxy Statement, which contains information about the business of the Annual Meeting, your Board of Directors and its committees, and certain of PPG’s officers.

This year, you are being asked to elect four Directors. You are also being asked to consider approval of the PPG Industries, Inc. Omnibus Incentive Plan. For the reasons set forth in the Proxy, your Board of Directors recommends that you vote to approve the plan. Last, you are being asked to endorse the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2006.

It is important that your shares be represented at the Annual Meeting. You are, therefore, urged to vote by telephone or Internet or by completing, dating and signing the accompanying Proxy and Voting Instruction Card and returning it promptly in the return envelope provided, whether or not you plan to attend personally.

Sincerely yours, /s/ Charles E. Bunch Charles E. Bunch Chairman of the Board and Chief Executive Officer

PPG INDUSTRIES, INC.

One PPG Place, Pittsburgh, Pennsylvania 15272

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 20, 2006

Notice is hereby given that the 2006 Annual Meeting of Shareholders of PPG Industries, Inc. will be held on Thursday, April 20, 2006, at 11:00 A.M., prevailing time, in the EAST CLUB LOUNGE, HEINZ FIELD, 900 ART ROONEY AVENUE, PITTSBURGH, PENNSYLVANIA, for the purpose of considering and acting upon the following:

1.	The election of four Directors;

2.	A Board of Directors proposal to approve the PPG Industries, Inc. Omnibus Incentive Plan; and

3.	A proposal to endorse the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2006.

Only shareholders of record of the Company as of the close of business on February 17, 2006, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

Admission to the Annual Meeting will be by Admission Card only. If you are a shareholder of record or a PPG Industries Employee Savings Plan participant and plan to attend, you may obtain an Admission Card by following the instructions provided in your proxy materials. If your shares are not registered in your name, please advise the shareholder of record (your bank, broker, etc.) that you wish to attend. That firm will request an Admission Card for you or provide you with evidence of your ownership that will gain you admission to the Annual Meeting.

James C. Diggs, Senior Vice President,

General Counsel & Secretary

Pittsburgh, Pennsylvania

March 3, 2006

PPG INDUSTRIES, INC.

One PPG Place, Pittsburgh, Pennsylvania 15272

PROXY STATEMENT

Annual Meeting of Shareholders—April 20, 2006

This Proxy Statement is being mailed to the shareholders of PPG Industries, Inc. (hereinafter sometimes called “PPG” or the “Company”) on or about March 3, 2006, in connection with the solicitation of proxies by the Board of Directors of the Company (hereinafter sometimes called the “Board of Directors” or the “Board”). Such proxies, which may be given by following the instructions accompanying this Proxy Statement, will be voted at the 2006 Annual Meeting of Shareholders of the Company (hereinafter sometimes called the “Annual Meeting”) to be held on Thursday, April 20, 2006, at 11:00 A.M., prevailing time, in the EAST CLUB LOUNGE, HEINZ FIELD, 900 ART ROONEY AVENUE, PITTSBURGH, PENNSYLVANIA and at any adjournment thereof. Proxies may be revoked at will before they have been exercised, but the revocation of a proxy will not be effective until written notice thereof has been given to the Secretary of the Company.

VOTING SECURITIES

As of the close of business on February 17, 2006, there were outstanding 165,419,462 shares of the Common Stock of the Company, par value $1.66 2/3 per share, the only class of voting securities of the Company outstanding. Only shareholders of record as of the close of business on February 17, 2006, are entitled to notice of and to vote at the Annual Meeting. Except with respect to the election of Directors, each such shareholder is entitled to one vote for each share so held. With respect to the election of Directors, the right of cumulative voting exists. That right permits each shareholder to multiply the number of shares the shareholder is entitled to vote by the number of Directors to be elected in order to determine the number of votes the shareholder is entitled to cast for nominees, and, then, to cast all or any number of such votes for one nominee or to distribute them among any two or more nominees in that class. The proxies solicit discretionary authority to vote cumulatively.

Set forth below is certain information with respect to the beneficial ownership of shares of the Company’s Common Stock as of February 17, 2006, by certain persons, including (i) the nominees for Directors, one of whom, Mr. Bunch, is the Chief Executive Officer of the Company (hereinafter sometimes called the “CEO”); the continuing Directors; and the persons named in the Summary Compensation Table on page 14 other than the CEO (the “Named Executives”); and (ii) such persons (including also the three other Executive Officers of the Company who are not Named Executives) as a Group.

	Shares of Beneficially Owned Common Stock and Common Stock Equivalents(1)
Name of Beneficial Owner	Beneficially Owned Common Stock(2)	Common Stock Equivalents(3)	Total(4)
Charles E. Bunch	364,496	10,325	374,821
Raymond W. LeBoeuf	341,660	0	341,660
James G. Berges	8,500	7,426	15,926
Erroll B. Davis, Jr.	11,237	15,907	27,144
Hugh Grant	500	1,066	1,566
Victoria F. Haynes	350	1,914	2,264
Michele J. Hooper	11,600	6,291	17,891
Robert Mehrabian	12,000	16,270	28,270
Robert Ripp	1,095	866	1,961
Thomas J. Usher	11,000	10,557	21,557
David R. Whitwam	10,000	22,168	32,168
William H. Hernandez	303,064	5,413	308,477
James C. Diggs	108,267	8,252	116,519
Kevin F. Sullivan	126,224	8,794	135,018
Garry A. Goudy	54,812	959	55,771
All Directors and Executive Officers as a Group (5)	1,459,884	118,330	1,578,214

(1)	Each of the named owners has sole voting power and sole investment power as to all the shares beneficially owned by them with the exception of (i) shares held by certain of them jointly with, or directly by, their spouses, and (ii) the Common Stock Equivalents shown in the second column and described more fully below which have no voting power.
(2)	Shares of Common Stock considered to be “Beneficially Owned” include both Common Stock actually owned and shares of Common Stock as to which there is a right to acquire ownership on, or within sixty days after, February 17, 2006. None of the identified beneficial owners holds more than 1% of the voting securities of the Company outstanding. The identified beneficial owners as a Group hold 0.88% of the voting securities of the Company outstanding. Of the shares shown, 10,000 of the shares held by each of Messrs. Davis, Mehrabian, Usher, Whitwam and Ms. Hooper, 7,500 of the shares held by Mr. Berges, none of the shares held by each of Messrs. Grant and Ripp and Ms. Haynes, and 291,137; 186,930; 51,105; 75,157; and 43,621 of the shares held by Messrs. Bunch, Hernandez, Diggs, Sullivan and Goudy, respectively, are shares as to which the beneficial owner has the right to acquire beneficial ownership within sixty days of February 17, 2006, upon the exercise of Options granted under the PPG Industries, Inc. Stock Plan.

(3)	Certain Directors hold Common Stock Equivalents in their accounts in the PPG Industries, Inc. Deferred Compensation Plan for Directors (which is described under “ELECTION OF DIRECTORS—Compensation of Directors” below). Certain Executive Officers hold Common Stock Equivalents in their accounts in the PPG Industries, Inc. Deferred Compensation Plan. Common Stock Equivalents are hypothetical shares of Common Stock having a value on any given date equal to the value of a share of Common Stock. Common Stock Equivalents earn dividend equivalents that are converted into additional Common Stock Equivalents, but carry no voting rights or other rights afforded to a holder of Common Stock.
(4)	This is the sum of the Beneficially Owned Common Stock and the Common Stock Equivalents as shown in the previous two columns.
(5)	The Group consists of eighteen persons: the four nominees for Directors, one of whom is the CEO; the six continuing Directors; the five Named Executives (Messrs. LeBoeuf, Hernandez, Diggs, Sullivan and Goudy); and the Company’s three other Executive Officers (Ms. Victoria M. Holt and Messrs. J. Rich Alexander and William A. Wulfsohn).

ELECTION OF DIRECTORS

Four Directors are to be elected to a class that will serve until the 2009 Annual Meeting of Shareholders and until their successors have been duly elected and qualified, or their earlier retirement or resignation. It is intended that the shares represented by each proxy will be voted cumulatively as to each class, in the discretion of the proxies, for the nominees for Directors set forth below, each of whom is an incumbent, or for any substitute nominee or nominees designated by the Board of Directors in the event any nominee or nominees become unavailable for election. The principal occupations of, and certain other information regarding, the nominees and the continuing Directors, as of February 17, 2006, are set forth below.

Nominees to Serve in a Class Whose Term Expires in 2009

CHARLES E. BUNCH, Chairman and Chief Executive Officer, PPG Industries, Inc. Mr. Bunch, 56, has been a Director of PPG since 2002. He was President and Chief Operating Officer of PPG from July 2002 until he was elected President and Chief Executive Officer in March 2005 and Chairman and Chief Executive Officer in July 2005. Before becoming President and Chief Operating Officer, he was Executive Vice President of PPG from 2000 to 2002 and Senior Vice President, Strategic Planning and Corporate Services, of PPG from 1997 to 2000. Mr. Bunch is also a director of the H. J. Heinz Company and a director and the chairman of the Federal Reserve Bank of Cleveland.

ROBERT RIPP, Chairman of Lightpath Technologies. Mr. Ripp, 64, has been a Director of PPG since March 2003. He has been Director and Chairman of Lightpath Technologies, a manufacturer of optical lens and module assemblies for the telecom sector since 1999. He served as Interim President and Chief Executive Officer of Lightpath from October 2001 to July 2002. He was Chairman and Chief Executive Officer of AMP Incorporated, an electrical products company, from 1998 until AMP was acquired in April 1999. He is also a director of insurance company, ACE Limited, and Safeguard Scientific, Inc.

THOMAS J. USHER, Chairman of the Board of Marathon Oil Corporation and the former Chairman of the Board of United States Steel Corporation. Mr. Usher, 63, has been a Director of PPG Industries since 1996. He had been Chairman of the Board, Chief Executive Officer and President of United States Steel Corporation, a major producer of metal products, since 2001. He retired from the positions of Chief Executive Officer and President on September 30, 2004. He subsequently retired as Chairman of the Board of Directors on January 31, 2006. He served as Chairman of the Board and Chief Executive Officer of USX Corporation from 1995 until 2001. He is also a director of The PNC Financial Services Group, Inc., H. J. Heinz Company and Marathon Oil Corporation.

DAVID R. WHITWAM, Retired Chairman of the Board and Chief Executive Officer, Whirlpool Corporation. Mr. Whitwam, 64, has been a Director of PPG since 1991. He was Chairman of the Board and Chief Executive Officer of Whirlpool Corporation, a manufacturer and distributor of household appliances and related products, from 1987 until his retirement in 2004. He is also a director of Convergys Corporation.

Continuing Directors—Term Expires in 2007

JAMES G. BERGES, Retired President, Emerson Electric Co. Mr. Berges, 58, has been a Director of PPG since 2000. He was President of Emerson Electric Co. from 1999 until his retirement in 2005. Emerson Electric Co. is a global manufacturer of products, systems and services for industrial automation, process control, HVAC, electronics and communications, and appliances and tools. He is also a director of MKS Instruments, Inc.

ERROLL B. DAVIS, JR., Chancellor, University System of Georgia. Mr. Davis, 61, has been a Director of PPG since 1994. He was Chairman of the Board and Chief Executive Officer of Alliant Energy, a global energy service provider formed as the result of a merger of WPL Holdings, Inc., IES Industries Inc. and Interstate Power Co., in 1998, until his resignation as CEO in July 2005. Mr. Davis remained Alliant’s Chairman until his retirement in January 2006. Prior to the merger that formed Alliant Energy, he was President and Chief Executive Officer of Wisconsin Power and Light Company and WPL Holdings, Inc. Mr. Davis is also a director of BP plc. and Union Pacific Corp.

VICTORIA F. HAYNES, President and Chief Executive Officer of Research Triangle Institute. Ms. Haynes, 58, has been a Director of PPG since October 2003. She has been the President and Chief Executive Officer of Research Triangle Institute, which performs scientific research and development in advanced technologies, public policy, environmental protection, and health and medicine, since July 1999. She was Vice President of the Advanced Technology Group and Chief Technical Officer of BF Goodrich Company from 1992 to 1999. Ms. Haynes is also a director of Lubrizol Corporation, Nucor Corporation and Ziptronix, Inc.

Continuing Directors—Term Expires in 2008

HUGH GRANT, Chairman of the Board, President and Chief Executive Officer, Monsanto Company, a global provider of technology-based solutions and agricultural products that improve farm productivity and food quality. Mr. Grant, 47, has been a Director of PPG since 2005. He was named Executive Vice President and Chief Operating Officer of Monsanto Company at the time of an initial public offering in 2000 and remained in that position for the subsequent spin-off of the company in 2002. Mr. Grant was named to his current position in 2003.

MICHELE J. HOOPER, Former President and Chief Executive Officer, Voyager Expanded Learning, Inc. Ms. Hooper, 54, has been a Director of PPG since 1995. She was President and Chief Executive Officer of Voyager Expanded Learning, a developer and provider of learning programs and teacher training for public schools, from 1999 until 2000. Prior to that, she was President and Chief Executive Officer of Stadtlander Drug Company, Inc., a provider of disease-specific pharmaceutical care from 1998 until Stadtlander was acquired in 1999. She is also a director of AstraZeneca plc.

ROBERT MEHRABIAN, Chairman of the Board, President and Chief Executive Officer, Teledyne Technologies Inc. Dr. Mehrabian, 64, has been a Director of PPG since 1992. He has been Chairman of the Board, President and Chief Executive Officer of Teledyne Technologies Inc., a provider of sophisticated electronic components, instruments and communication products, systems engineering solutions, aerospace engines and components and on-site gas and power generation systems, since 2000. He was President and Chief Executive Officer of Teledyne Technologies Inc. from its formation (as a spin-off of Allegheny Teledyne Inc.) in 1999 until 2000. He was Executive Vice President of Allegheny Teledyne Inc., a manufacturer of specialty metals, aerospace, electronics, industrial and consumer products, from 1998 until 1999. He is also a director of Teledyne Technologies Inc. and Mellon Financial Corporation.

Committees of the Board

The Board of Directors has appointed four standing committees, including an Audit Committee, a Nominating and Governance Committee, an Officers-Directors Compensation Committee and an Investment Committee. During 2005, the Board held nine meetings, the Audit Committee held six meetings, the Nominating and Governance Committee held four meetings, the Officers-Directors Compensation Committee held four meetings and the Investment Committee held two meetings. The average attendance at meetings of the Board and Committees of the Board during 2005 was over 98%, and each Director attended at least 94% of the total number of meetings of the Board and Committees of the Board on which such Director served. All of the eleven Directors then in office attended the 2005 Annual Meeting of Shareholders. Descriptions of the Audit, Nominating and Governance, Officers-Directors Compensation and Investment Committees are set forth below. None of the members of those Committees is a past or present employee or officer of the Company.

The Board of Directors has determined that all Directors, other than Mr. Bunch, are independent under the independence criteria for Directors established by the New York, Philadelphia and Pacific Stock Exchanges and the categorical independence standards adopted by the Board of Directors. The categorical independence standards adopted by the Board of Directors are attached to this Proxy Statement as Annex A and are also set forth in the Board’s Corporate Governance Guidelines, which are available on the Company’s website at www.ppg.com under “Corporate Governance.” The Charters of all of the committees of the Board, along with the Company’s Global Code of Ethics and its Code of Ethics for Senior Financial Officers, are also available on the Company’s website and will be made available to any shareholder in print upon written request delivered to the Secretary of the Company at One PPG Place, Pittsburgh, Pennsylvania 15272.

The Company’s independent Directors meet separately, without any PPG management or employees present, at each meeting of the Board of Directors. The Board has designated the Chair of the Nominating and Governance Committee (currently Mr. Whitwam) to serve as Presiding Director of the independent Director sessions. In their discretion, the independent Directors may select another independent Director to serve as Presiding Director for a particular session.

Audit Committee—The functions of the Audit Committee are primarily to review with the Company’s independent auditors and the Company’s officers and internal auditors their respective reports and recommendations concerning audit findings and the scope of and plans for their future audit programs and to review audits, annual financial statements, accounting and financial controls. The Audit Committee also appoints the independent registered public accounting firm for the Company and assists the Board in oversight of the Company’s compliance with legal and regulatory requirements. The members of the Audit Committee are James G. Berges, Erroll B. Davis, Jr., Michele J. Hooper (Chair), Robert Mehrabian and Robert Ripp. All of the members of the Audit Committee are independent under the standards adopted by the Board of Directors and the criteria established by the New York, Philadelphia and Pacific Stock Exchanges.

Audit Committee Report to Shareholders—The Audit Committee of the Board of Directors has oversight responsibility for the Company’s financial reporting process and the quality of its financial reporting, among other responsibilities. The Audit Committee operates under a written Audit Committee Charter adopted by the Board of Directors. The Audit Committee Charter is available on the Company’s website at www.ppg.com. In connection with the December 31, 2005 financial statements, the Audit Committee:

1)	Reviewed and discussed the audited financial statements with management,

2)	Discussed with the Company’s independent registered public accounting firm, Deloitte & Touche LLP, the matters required by Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS Nos. 89 and 90 (“Communication with Audit Committees”) and Rule 2-07 of Regulation S-X, and

3)	Received the written independence disclosures from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, and has discussed with Deloitte & Touche LLP their independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

The Audit Committee:

James G. Berges

Erroll B. Davis, Jr.

Michele J. Hooper (Chair)

Robert Mehrabian

Robert Ripp

Nominating and Governance Committee—The Nominating and Governance Committee of the Board of Directors is composed of five Directors, all of whom are independent under the standards adopted by the Board of Directors and the criteria established by the New York, Philadelphia and Pacific Stock Exchanges. The members of the Nominating and Governance Committee are James G. Berges, Hugh Grant, Victoria F. Haynes, Michele J. Hooper and David R. Whitwam (Chair). The Committee’s Charter, which is available on the

Company’s website at www.ppg.com, describes the composition, purposes and responsibilities of the Committee. Among other things, the Charter provides that the Committee will be composed of independent, non-employee Directors. The Charter also provides that the Committee shall be responsible to identify and recommend to the Board of Directors the persons to be nominated by the Board to stand for election as Directors at each Annual Meeting of Shareholders, the persons to be elected by the Board to fill any vacancy or vacancies in its number, and the persons to be elected by the Board to be Chairman of the Board, Vice Chairman of the Board, if any, President, and the Executive Officers of the Company. The Committee also recommends to the Board actions to be taken regarding the structure, organization and functioning of the Board, and the persons to serve as members of the standing committees of, and certain committees appointed by, the Board. The Charter gives the Committee the responsibility to develop and recommend corporate governance guidelines to the Board, and to recommend to the Board the process and criteria to be used in evaluating the performance of the Board and to oversee the evaluation of the Board.

The Committee will consider nominees for Director recommended by shareholders and evaluate such nominees against the same criteria used to evaluate all candidates for Director. Shareholders recommending a nominee for Director should send such recommendation to the Secretary of PPG at One PPG Place, Pittsburgh, Pennsylvania 15272. Except for the representations set forth under (b) below in this paragraph, a shareholder recommendation of a Director nominee should be submitted with the same information as required by the Company’s Bylaws to be included in a written notice of a shareholder nomination of a person to stand for election at a meeting of shareholders. The Company’s Bylaws provide that nominations for persons to stand for election as Directors may be made by holders of record of Common Stock entitled to vote in the election of the Directors to be elected, provided that a nomination may be made by a shareholder at a meeting of shareholders only if written notice of such nomination is received by the Secretary of the Company not later than (i) with respect to an election to be held at an Annual Meeting of Shareholders, held on the third Thursday in April, ninety days prior to such Annual Meeting and (ii) with respect to an election to be held at an Annual Meeting of Shareholders held on a date other than the third Thursday in April or an election to be held at a special meeting of shareholders, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each notice of nomination from a shareholder must set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to be present at the meeting in person or by proxy to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by the Board of Directors; and (e) the written consent of each nominee, signed by such nominee, to serve as a director of the Company if so elected.

The Committee identifies candidates for the Board of Directors by soliciting recommendations from Committee members and incumbent Directors and considering recommendations from shareholders. The Committee also has authority to retain and terminate search firms to assist in identifying Director candidates. From time to time, search firms have been paid a fee to identify candidates. Although there are no specific minimum qualifications a nominee must meet in order to be recommended for the Board, the committee uses several criteria, as described in its Charter, in considering candidates for Director. Among those criteria are: the experience of the candidate, their knowledge of national and international operations of industrial businesses, awareness of the Company’s societal responsibilities in conducting its operations, and any potential conflict of interest. The Committee’s Charter also provides that it should seek to establish a Board that, taken as a whole, should, among other things, be representative of the broad scope of shareholder interests, without orientation to any particular constituencies; challenge management in a constructive way to reach the Company’s goals; be sensitive to the cultural and geographical diversity of the Company; be comprised principally of active or retired senior executives of publicly held corporations or financial institutions; and include Directors whose overriding credentials reflect maturity, experience, insight and prominence in the community.

Officers-Directors Compensation Committee—The Officers-Directors Compensation Committee (in the Compensation Committee Report below sometimes referred to as the “Committee”) approves, adopts, administers, interprets, amends, suspends and terminates the compensation plans of the Company applicable to, and fixes the compensation and benefits of, all officers of the Company serving as Directors of the Company (currently Charles E. Bunch) and all Executive Officers of the Company. The members of the Officers-Directors Compensation Committee are Robert Mehrabian, Robert Ripp, Thomas J. Usher (Chair) and David R. Whitwam. All of the members of the Officers-Directors Compensation Committee are independent under the standards adopted by the Board of Directors and the criteria established by the New York, Philadelphia and Pacific Stock Exchanges.

Investment Committee—The Investment Committee reviews the investment policies of the Company concerning its pension plans and certain benefit plans and the asset investment policies of the PPG Industries Foundation. The Committee also reviews (i) the selection of providers of services to such pension and benefit plans of the Company and to the Foundation, (ii) the allocations of assets among classes and the performance of the investments of such pension and benefit plans and the Foundation, and (iii) the actuarial assumptions concerning and the funding levels of the Company’s pension plans. The members of the Investment Committee are Erroll B. Davis, Jr. (Chair), Hugh Grant, Victoria F. Haynes and Thomas J. Usher. All of the members of the Investment Committee are independent under the standards adopted by the Board of Directors and the criteria established by the New York, Philadelphia and Pacific Stock Exchanges.

Shareholder Communications with the Board

Shareholders may send communications to any Director in writing by sending them to the Director in care of the Secretary of PPG at One PPG Place, Pittsburgh, Pennsylvania 15272. The Secretary will forward all such written communications to the Director to whom it is addressed.

Compensation of Directors

During 2005, Directors who are not also Officers received an annual retainer of $90,000. The Chair of the Audit Committee also received an additional annual fee of $7,500 and the Chair of each other Committee also received an additional annual fee of $5,000. In addition, on February 16, 2005, each Director who is not also an Officer was granted, under the PPG Industries, Inc. Stock Plan (the “Stock Plan”), Nonqualified Options to purchase 2,500 shares of common stock at an exercise price of $71.88 per share. The Options are exercisable three years after the date of grant. Effective in 2006, each outside Director will receive an annual retainer of $150,000, of which $90,000 will be paid in cash and $60,000 will be paid in restricted stock units, which units will pay dividend equivalents from the date of grant. As a part of their 2006 compensation, on February 15, 2006, each Director who is not also an Officer was granted, under the Stock Plan, 1,007 Restricted Stock Units, which are valued at $59.63 per unit (the closing market price on February 15, 2006). In addition, effective in 2006, the chair of the Audit Committee receives an annual retainer of $15,000, and the chairs of the other Committees each receive an annual retainer of $10,000. Last, the Company pays premiums on behalf of each Director who is not also an Officer for Accidental Death & Dismemberment insurance, Directors’ liability insurance and aircraft travel insurance coverage. Any Director who is also an Officer receives no compensation as a Director.

Under the PPG Industries, Inc. Deferred Compensation Plan for Directors (the “Deferred Compensation Plan for Directors”), each Director may elect to defer the receipt of all or any portion of the compensation paid to such Director for serving as a PPG Director. All deferred payments are held in the form of Common Stock Equivalents and earn dividend equivalents until paid. Payments out of the deferred accounts are made in the form of Common Stock of the Company (and cash as to any fractional Common Stock Equivalents).

Common Stock Equivalents under the Deferred Compensation Plan for Directors are hypothetical shares of Common Stock having a value on any given date equal to the value of a share of Common Stock. Common Stock Equivalents earn dividend equivalents that are converted into additional Common Stock Equivalents but carry no voting rights or other rights afforded to a holder of Common Stock.

As part of its overall program to promote charitable giving, the Company established a Directors’ charitable award program funded by insurance policies on the lives of Directors who were initially elected before July 17, 2003. Upon the death of an individual Director, the Company will donate an amount up to and including a total of $1 million to one or more qualifying charitable organizations designated by such Director and approved by the Company. The Company will subsequently be reimbursed from the proceeds of the life insurance policies. Individual Directors derive no financial benefit from this program since all charitable deductions accrue solely to the Company. This program is not applicable to any Director initially elected on or after July 17, 2003.

Other Transactions

PPG and its subsidiaries purchase products and services from and/or sell products and services to companies of which certain of the Directors of PPG are executive officers. PPG does not consider the amounts involved in such transactions material. Such purchases from and sales to each company involved less than 1% of the consolidated gross revenues for 2005 of each of the purchaser and the seller and all of such transactions were in the ordinary course of business. Some of such transactions are continuing, and it is anticipated that similar transactions will recur from time to time.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Officers-Directors Compensation Committee of the Board of Directors is responsible for determining and administering the policies that govern the executive compensation programs of the Company. The Committee, consisting entirely of independent outside Directors, met four times in 2005 to establish Company performance goals, base salary pay levels and target annual bonus awards, to approve annual bonus payments and to establish and approve long-term incentives for the Executive Officers of the Company.

Philosophy

The philosophy of the Committee is that the interests of the Company and its shareholders require attracting and retaining the best possible executive talent, motivating executives to achieve goals that support business strategies and linking executive and shareholder interests. The Committee believes this is generally best accomplished by competitively compensating the executives, while having a significant portion of their total compensation variable and related to the performance of the Company against established goals and to their overall personal performance in directing the enterprise. The Committee also utilizes equity-based plans for a portion of compensation to link executive and shareholder interests. To reinforce this link, there are formal stock ownership guidelines for senior management. Executives with ownership levels below the guidelines receive 20% of their annual bonus award in Common Stock of the Company.

Annual Compensation Programs

The levels of base salary and target annual bonuses for the Executive Officers are established annually under a program intended to maintain parity with the market for similar positions. Total annual compensation is targeted at approximately the median of the market value for each position based on data available from several independent market surveys. The companies compared for annual compensation and long-term incentive purposes include certain companies in the Standard and Poor’s (S&P) 500 Materials Sector as well as other industrial companies of similar size and/or markets in the S&P 500. Thus, this comparison set of companies is not the same set of companies included in the indices used in the Comparison of Five-Year Cumulative Total Shareholder Return graph on page 27.

The Executive Officers’ base salaries are generally maintained below the median of the market surveys of comparison data. Annual bonus awards under the Company’s Executive Officers’ Annual Incentive Compensation Plan are then targeted at a level that, when combined with base salaries, approximates the median base salary and annual bonus paid by companies represented in the salary data. Competitive total compensation is achieved when target performance is met but with a larger percent of pay at risk than is the case in the comparison companies.

Total annual compensation should exceed the median of the comparison data when Company financial performance exceeds targets established by the Committee and individual performance contributes to meeting strategic objectives of the Company. Total annual compensation should be below the median of the comparison data when Company financial performance does not meet targets and/or individual performance does not have a positive effect on strategic objectives.

The financial performance targets established by the Committee are based on earnings growth, Return on Capital (ROC) and Return on Equity (ROE). On a limited basis, the Committee may consider certain non-operating adjustments in determining whether the financial performance targets are met. Bonus awards are calculated using these financial targets and an assessment of personal performance related to achievement of strategic objectives of the Company. The personal performance assessment of the CEO is determined by the Committee, with input from the full Board. The other Executive Officers are assessed by the CEO.

Final awards for Executive Officers of the Company are subject to the negative discretion of the Committee as permitted in the PPG Industries, Inc. Executive Officers’ Annual Incentive Compensation Plan approved by the shareholders. If minimum thresholds of earnings growth, ROC and ROE are not achieved, no awards are granted by the Committee.

Long-Term Incentive Programs

The Committee has established long-term incentive programs that motivate key employees to invest in the stock of the Company and to cause the Company to grow and profit, provide compensation levels competitive with opportunities available elsewhere in industry and encourage key employees to continue in the employ of the Company.

Long-term incentives for the Executive Officers are currently provided under the Stock Plan and the PPG Industries, Inc. Executive Officers’ Long Term Incentive Plan (the “LTI Plan”). These programs, in combination, provide compensation opportunities competitive with long-term incentive compensation opportunities for large companies identified as potential competitors for executive talent.

The Stock Plan has been approved by shareholders and provides for the granting of stock options to selected employees. The number of stock options granted to the Executive Officers is determined so that an estimate of potential value of the options and payments under the LTI Plan, when combined with annual compensation discussed above, will approximate the median total annual and long-term compensation paid to executives in the comparison companies. The number of option shares granted is not determined by past Company performance and is not dependent on the number granted in the past or the number presently held. The options are performance related since the value of the option is ultimately determined by the future performance of the Company as reflected by stock price.

Also, as shown in the Option/SAR Grants in Last Fiscal Year table and related footnotes on pages 15, 16 and 17, Mr. Bunch and certain of the Named Executives exercised existing options in a manner entitling them to receive Restored Options under the Restored Option provisions of the Stock Plan. The Restored Options provisions of the Stock Plan are inapplicable to options originally granted on or after January 1, 2003.

The LTI Plan provides long-term incentives for the Executive Officers to deliver strong company financial performance on a continuing basis. The Company currently grants two types of long-term incentive awards to the Executive Officers in addition to stock options—Total Shareholder Return Shares (“TSR Shares”) and Performance-Based Restricted Stock Units (“RSUs”).

TSR Shares represent a contingent share grant that is made at the beginning of a three-year performance period. The grant is settled in a combination of cash and shares of the Company’s common stock at the end of the period if the Company’s total shareholder return in relation to the total shareholder return of companies comprising the S&P 500 Materials Sector during the period exceeds certain pre-determined percentile thresholds. If minimum performance is not achieved, no payment is made with respect to the grant. If performance is above target, payment may exceed the original number of contingent shares awarded. The minimum and maximum number of shares that may be issued upon settlement of a TSR Share ranges from 0% to 220% of the original number of contingent shares awarded.

RSUs also represent a contingent share grant that is made at the beginning of a three-year performance period and that is settled in shares of the Company’s common stock at the end of the period if the Company achieves certain pre-determined performance thresholds. Unlike TSR Shares, however, the performance criteria applicable to RSUs are earnings per share growth and cash flow return on capital. If minimum performance is not achieved, no shares are issued with respect to the grant. If performance is above target, the number of shares issued may exceed the original number of contingent shares awarded. The minimum and maximum number of shares that may be issued upon settlement of an RSU ranges from 0% to 150% of the original number of contingent shares awarded.

Please see pages 17 and 18 for additional plan detail and information concerning grants of TSR Shares and RSUs to Mr. Bunch and the Named Executives.

The diversification of long-term incentive instruments—stock options and performance-based grants of TSR Shares and RSUs—is consistent with the Committee’s philosophy of providing a balanced and competitive compensation program that aligns the interests of PPG executives and its share-holders by tying compensation to performance.

CEO Compensation

Mr. Bunch was elected President and CEO effective March 31, 2005, and Chairman and CEO effective July 1, 2005, succeeding Mr. LeBoeuf. Mr. Bunch’s base salary in 2005 increased by 25% over the amount he received in 2004. This change reflects his promotion to Chairman and CEO and the base compensation appropriate to that position as determined according to the competitive salary program described above. Consistent with the Company’s philosophy, the fixed salary portion of Mr. Bunch’s compensation remained below the median base salary paid by the comparison companies. His annual bonus for 2005 was determined 70% on performance of the Company against financial goals and 30% on personal performance against non-financial goals related to strategic objectives of the Company. The 2005 financial results of the Company, together with the Committee’s assessment of Mr. Bunch’s performance toward achieving strategic objectives related to growth initiatives, strategic planning, capital allocation, responsiveness to PPG’s shareholders and the general management of corporate issues, are reflected in his 2005 bonus. Mr. Bunch did not receive payment under the LTI Plan for the 2003-2005 performance period because the minimum performance threshold was not achieved.

Mr. Bunch was granted 80,000 options at Fair Market Value on the dates of grant, and contingent allocations of 20,000 TSR Shares and 20,000 RSUs under the LTI Plan. These grants are consistent with the Committee’s philosophy that the estimated value of long-term compensation combined with targeted annual compensation will be competitive with total annual and long-term compensation provided by companies that are potential competitors for executive talent.

Mr. LeBoeuf retired as Chairman on July 1, 2005. His base salary, paid for six months of active employment, remained unchanged from the 2005 rate. His annual bonus was subject to a six-month proration and was determined in a manner similar to Mr. Bunch’s bonus. Mr. LeBoeuf did not receive payment under the LTI Plan for the 2003-2005 performance period because the minimum performance threshold was not achieved.

Other Named Executives’ Compensation

The accompanying compensation tables also list four Executive Officers other than Mr. Bunch and Mr. LeBoeuf (“Other Named Executives”). The Other Named Executives’ base salaries were increased over

2004 base salaries consistent with the base pay practice discussed above. Current base salary levels remained below the median base salary position of the comparison companies. The Other Named Executives’ annual bonus awards were based on Company financial performance measures and non-financial measures directly related to their corporate objectives. The Other Named Executives did not receive payment under the LTI Plan for the 2003-2005 performance period because the minimum performance threshold was not achieved.

The sizes of the stock option grants to Other Named Executives under the Stock Plan and contingent TSR Shares and RSUs under the LTI Plan are consistent with the philosophy above and represent a level of long-term incentive that is competitive with the median provided by comparison companies for individuals with similar levels of responsibility. Certain of the Other Named Executives also received Restored Options under the Stock Plan as stated in the Option/SAR Grants in Last Fiscal Year table and related footnotes on pages 15, 16 and 17. As noted above, the Restored Options provisions of the Stock Plan are inapplicable to all stock options originally granted on or after January 1, 2003.

Other Compensation

In addition to the compensation described above, the Company provides the Executive Officers certain other benefits and items of compensation. Such benefits and other items of compensation include financial counseling services, certain tax reimbursement payments, limited personal use of PPG’s corporate aircraft, payment of organizational membership dues and certain other de minimus benefits. The costs to the Company associated with these benefits and other items of compensation for Mr. Bunch and the Named Executives are reflected in the Summary Compensation Table on page 14.

Deductibility of Compensation

The annual and long-term incentive compensation programs for Executive Officers of the Company were designed to comply with the tax deductibility requirements of Section 162(m) of the Internal Revenue Code.

Summary

Through the programs and actions of the Committee described above, a very significant portion of the Company’s executive compensation is linked directly to Company performance and returns to shareholders. The Officers-Directors Compensation Committee intends to continue this policy.

The Officers-Directors Compensation Committee

Robert Mehrabian

Robert Ripp

Thomas J. Usher (Chair)

David R. Whitwam

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Officers-Directors Compensation Committee of the Board of Directors was at any time during 2005 an officer or employee of the Company or any of its subsidiaries nor is any such person a former officer of the Company or any of its subsidiaries. In addition, no “compensation committee interlocks” existed during 2005.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Executive Compensation

There is shown below information concerning the annual and long-term compensation of Mr. Bunch and the Named Executives for services in all capacities to the Company for the fiscal years ended December 31, 2005, 2004 and 2003.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)(3)
R. W. LeBoeuf (4) Retired Chairman and Chief Executive Officer	2005 2004 2003	557,693 1,000,000 950,000	775,000 3,000,000 1,400,000	77,781 123,529 88,984	314,637 500,495 305,037	0 0 5,698,176	174,236 202,268 323,798

C. E. Bunch (5) Chairman and Chief Executive Officer	2005 2004 2003	750,000 600,000 550,000	1,500,000 1,200,000 625,000	15,841 10,833 11,715	158,338 185,459 121,662	0 0 1,958,748	131,809 88,316 126,970

W. H. Hernandez Sr. Vice President, Finance	2005 2004 2003	465,000 450,000 415,000	484,000 680,000 375,000	2,658 3,315 4,137	124,938 107,179 68,899	0 0 1,424,544	72,364 55,229 83,586

J. C. Diggs Sr. Vice President and General Counsel and Secretary	2005 2004 2003	430,000 415,000 385,000	393,300 545,000 330,000	10,133 9,013 6,263	73,011 52,113 38,910	0 0 1,424,544	68,694 53,745 82,562

K. F. Sullivan (6) Sr. Vice President Chemicals	2005 2004 2003	350,333 340,583 331,250	346,800 362,000 255,000	7,964 10,001 7,113	57,680 58,115 39,998	0 0 284,909	43,300 32,603 35,697

G. A. Goudy (6) Sr. Vice President Automotive Aftermarket	2005 2004 2003	337,500 297,250 282,083	357,500 435,000 314,500	4,601 4,561 4,451	13,600 34,758 40,702	0 0 256,418	31,627 20,134 23,047

(1)	Cash and market value of Common Stock awarded.
(2)	The following are included in the amounts shown under Other Annual Compensation for Mr. LeBoeuf for 2003, 2004 and 2005: Organization dues of $10,281, $17,459 and $6,577, respectively, and personal aircraft usage costs of $66,118, $79,324 and $62,958, respectively. The amounts applicable to personal use of the Company aircraft represent the aggregate incremental cost to the Company of personal use of the Company’s aircraft and is calculated based on the Company’s direct incremental operating cost of the applicable aircraft used. These amounts reflect a change in valuation methodology from prior years in which the Company had relied upon the Standard Industrial Fare Level (SIFL) rates established by the Internal Revenue Service as a proxy for aggregate incremental cost. The 2004 and 2003 amounts have been re-calculated so that amounts are reported on a consistent basis.
(3)

The following are included in the amounts shown under All Other Compensation for 2005: Company contributions for Mr. Bunch and each of the Named Executives (except Mr. LeBoeuf) were $10,553 under the PPG Industries Employee Savings Plan (the “Savings Plan”). The contribution for Mr. LeBoeuf under the Savings Plan was $5,198. The value of premiums paid with respect to term life insurance for the benefit of Messrs. LeBoeuf, Bunch, Hernandez, Diggs, Sullivan and Goudy, respectively, was $2,178, $952, $646, $598, $398 and $511. The amount shown for Mr. LeBoeuf includes $19,189, which is the portion of interest earned on certain deferred compensation above 120% of the applicable federal rate, and $33,363, representing interest paid for the period July 1, 2005 to January 3, 2006, on an installment of Mr. LeBoeuf’s lump sum retirement benefit under the PPG Industries, Inc. Nonqualified Retirement Plan, which installment was paid on January 3, 2006. The amounts shown for Messrs. LeBoeuf, Bunch, Hernandez, Diggs, Sullivan and Goudy include $19,549, $27,204,

$12,805, $11,043, $7,053 and $6,427, respectively, in Company contributions under the PPG Industries, Inc. Deferred Compensation Plan in lieu of Company contributions that could not be made under the Savings Plan because of the Internal Revenue Code and regulations promulgated thereunder. The figure also includes for Messrs. LeBoeuf, Bunch, Hernandez, Diggs, Sullivan and Goudy, respectively, $94,760, $93,100, $48,360, $46,500, $25,296 and $14,136 for dividends accrued but not paid under the LTI Plan.

(4)	Mr. LeBoeuf resigned as Chief Executive Officer on March 31, 2005, but remained Chairman of the Board until his retirement from the Company on July 1, 2005, upon which date he resigned the position of Chairman. The figures in the columns for “Annual Compensation” and “All Other Compensation” apply to the period from January 1, 2005 until his retirement except for the interest payment referred to in footnote 3 above, which pertains to the period July 1, 2005 to January 3, 2006. In addition, the 2005 Salary shown for Mr. LeBoeuf includes a payment of $57,693 he received for unused vacation.
(5)	Mr. Bunch was elected President and Chief Executive Officer on March 31, 2005, having previously been President and Chief Operating Officer, and was elected Chairman and Chief Executive Officer on July 1, 2005.
(6)	Messrs. Sullivan and Goudy were elected Executive Officers of the Company within the meaning of Rule 3b-7 of the Securities Exchange Act of 1934, as amended, effective May 1, 2005. As of February 17, 2006, the Company’s Executive Officers include Mr. Bunch, the Named Executives (except Mr. LeBoeuf, who retired on July 1, 2005), Ms. Victoria M. Holt and Messrs. J. Rich Alexander and William A. Wulfsohn.

Option Grants

Shown below is further information on grants of Options under the Company’s Stock Plan during fiscal year 2005 to Mr. Bunch and the Named Executives. All of the Options granted in 2005 were Nonqualified Options, as are all outstanding Options. No Stock Appreciation Rights were granted to Mr. Bunch or to any of the Named Executives in 2005.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Number of Securities Underlying Options/SARs Granted(#)(1)		Percent of Total Options/ SARs Granted to Employees in Fiscal 2005(%)	Exercise or Base Price ($/Share)	Expiration Date	0% ($)(3)		5%($)		10%($)
R. W. LeBoeuf	90,000	(4)	5.98	71.88	2/15/2015	0	(4)	4,068,000	(4)	10,310,400	(4)
	60,025		3.99	67.55	2/19/2012	0		1,650,688		3,847,002
	20,838		1.38	67.55	2/13/2011	0		478,649		1,086,077
	5,722.38			67.55	2/19/2012	0		157,355		366,723
	116,875		7.77	67.55	2/15/2010	0		2,180,888		4,819,925
	7,364.49			67.55	2/13/2011	0		169,151		383,812
	13,813.92			67.55	2/19/2012	0		379,858		885,275

	314,637	(4)				0	(4)	9,084,589	(4)	21,699,214	(4)

C. E. Bunch	40,000		2.66	71.88	2/15/2015	0		1,808,000		4,582,400
	9,603.64			66.46	2/13/2006	0		31,882		63,860
	4,995.33			66.46	2/13/2006	0		16,583		33,217
	537.04			66.46	2/13/2006	0		1,783		3,571
	9,898.66			66.46	2/16/2009	0		141,739		305,254
	31,623		2.10	66.46	2/15/2010	0		580,598		1,282,945
	21,682		1.44	66.46	2/13/2011	0		490,013		1,111,853
	40,000		2.66	63.01	6/30/2015	0		1,585,200		4,016,800

	158,338					0		4,655,798		11,399,900

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Number of Securities Underlying Options/SARs Granted(#)(1)	Percent of Total Options/SARs Granted to Employees in Fiscal 2005(%)	Exercise or Base Price ($/Share)	Expiration Date	0% ($)(3)	5%($)	10%($)
W. H. Hernandez	24,000	1.59	71.88	2/15/2015	0	1,084,800	2,749,440
	4,483.30		68.78	2/16/2009	0	66,438	143,097
	35,785	2.38	68.78	2/15/2010	0	679,915	1,502,612
	6,151.41		68.78	2/18/2007	0	43,365	88,820
	18,834	1.25	65.08	2/18/2007	0	125,623	257,461
	16,027	1.06	65.08	2/13/2011	0	354,678	804,716
	19,658	1.31	65.08	2/19/2012	0	520,740	1,213,685

	124,938				0	2,875,559	6,759,831

J. C. Diggs	20,000	1.33	71.88	2/15/2015	0	904,000	2,291,200
	16,389	1.09	68.78	2/15/2010	0	311,391	688,174
	6,619.44		68.78	3/2/2007	0	46,664	95,578
	1,835.12		68.78	2/13/2011	0	42,921	97,383
	250.02		68.78	2/15/2010	0	4,750	10,498
	2,675.18		62.93	3/2/2007	0	17,254	35,364
	3,464.23		62.93	2/15/2010	0	60,239	133,087
	19,679	1.31	62.93	2/16/2009	0	266,847	574,824
	1,589.11		62.93	2/15/2010	0	27,633	61,049
	511.03		62.93	3/2/2007	0	3,296	6,755

	73,011				0	1,684,995	3,993,912

K. F. Sullivan	13,600.90		71.88	2/15/2015	0	614,720	1,558,016
	7,465.50		68.78	2/13/2011	0	174,606	396,168
	4,178.28		68.78	2/15/2010	0	79,382	175,434
	5,957.40		68.78	2/13/2011	0	139,334	316,138
	3,724.25		68.78	2/19/2012	0	104,272	242,991
	918.06		64.57	2/19/2012	0	24,134	56,237
	216.01		64.57	2/19/2012	0	5,679	13,232
	5,107.34		64.57	2/13/2011	0	112,150	254,431
	13,632.91		64.57	2/19/2012	0	358,385	835,096
	2,883.19		64.57	2/16/2009	0	40,131	86,404

	57,680				0	1,652,793	3,934,147

G. A. Goudy	13,600.90		71.88	2/15/2015	0	614,720	1,558,016

	13,600				0	614,720	1,558,016

All Shareholders (5)					0	7,471,560,000	18,936,768,000

Named Executives’ Gain as % of All Shareholders’ Gain					0%	.275%	.261%

(1)

All Options were granted at Fair Market Value (the closing price for the Company’s Common Stock as reported on the New York Stock Exchange-Composite Transaction Tape) on the date of grant. The Options having an Exercise Price of $71.88 granted on February 16, 2005 and the Options granted to Mr. Bunch on July 1, 2005 having an Exercise Price of $63.01 become exercisable three years after the date of grant. The other Options were granted to Mr. Bunch and to certain of the Named Executives under the Restored Option provisions of the Stock Plan that was approved by PPG’s shareholders. Under the Restored Option provisions, an Optionee who surrenders (or certifies ownership of) shares of Common Stock in payment of the Option Price of an Option is granted a new Nonqualified Option (a “Restored Option”) covering the number of shares equal to the number of shares surrendered (or certified as to ownership) plus the number of shares surrendered or withheld to satisfy tax obligations. Restored Options have the same expiration date as the original Option, the exercise of which generated the Restored Option, an Exercise Price equal to the Fair Market Value of the Common Stock on the date of grant of the Restored Option and become exercisable six months after the date of grant. Restored Options have not been granted upon the exercise of any original Option granted after December 31, 2002.

(2)	The dollar amounts under these columns are the result of calculations using assumed rates of appreciation in the market price of PPG’s common stock as permitted by Item 402(c) of Regulation S-K. These dollar amounts are not intended to forecast possible future appreciation, if any, in the market price of PPG’s Common Stock.
(3)	No gain to the Optionees is possible without an increase in stock price. A 0% gain in stock price will result in zero gain for the Optionee.
(4)	The Options granted to Mr. LeBoeuf with an expiration date of February 15, 2015 were forfeited upon his retirement on July 1, 2005 and will, therefore, afford him no gain associated with this grant.
(5)	Based on approximately 165,300,000 issued shares (other than Treasury shares), these amounts are the total increase in shareholder value using the 0%, 5% and 10% assumed annual appreciation rates and based on the price and terms of the Options granted on February 16, 2005.

Option Exercises and Fiscal Year-End Values

Shown below is information with respect to exercises during 2005 of Options granted under the Stock Plan and information with respect to unexercised Options granted in 2005 and prior years under the Stock Plan.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND

FY-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/SARs at December 31, 2005(#)		Value of Unexercised In-the-Money Options/SARs at December 31, 2005($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
R. W. LeBoeuf	834,980	8,762,603	331,338	140,000	0	0
C. E. Bunch	82,050	543,389	291,137	140,000	700,700	0
W. H. Hernandez	136,185	1,881,023	186,930	118,519	457,275	0
J. C. Diggs	92,889	1,197,480	51,105	77,918	0	0
K. F. Sullivan	81,323	702,826	75,157	58,856	250,250	0
G. A. Goudy	56,985	846,879	43,621	33,600	4,276	0

(1)	Based on the closing price of the Company’s Common Stock as reported on the New York Stock Exchange Composite Transaction Tape on December 30, 2005 (the last trading day of fiscal year), which was $57.90 per share.

Long-Term Incentive Plan Awards

During 2005, the Officers-Directors Compensation Committee made grants of TSR Shares and grants of RSUs to Mr. Bunch and the Named Executives under the LTI Plan. The grants made to Mr. LeBoeuf in 2005 were forfeited upon his retirement on July 1, 2005.

Under the LTI Plan, contingent share grants are made for three-year plan periods and are paid out at the end of the period if the Company achieves target performance. Performance is measured by determining the percentile rank of the total shareholder return of PPG Common Stock (stock price plus accumulated dividends) in relation to the total shareholder return of companies comprising the S&P Materials Sector Index. If target performance is met at the end of the three-year award period, payments will equal the original contingent share grant. Payments at the end of the period will be zero if threshold performance is not achieved and may exceed the original targeted contingent grant if PPG total shareholder return is above certain objective, predetermined performance standards. Contingent share awards earn dividend equivalents during the three-year award period, which are credited under the PPG Industries, Inc. Deferred Compensation Plan.

Also under the LTI Plan, performance-based restricted stock units are granted for three-year plan periods and are paid out at the end of the period if the Company achieves target performance. Performance is measured by earnings per share growth and cash flow return on capital. Payments at the end of the period will be zero if threshold performance is not achieved and may exceed the original grant if performance is above certain objective, predetermined performance standards. Performance-based restricted stock units do not earn dividend equivalents.

In no event, however, may payments to Executive Officers under the LTI Plan exceed the maximums stated in the LTI Plan. Any payments made at the end of the award period under the LTI Plan may be in the form of stock, cash (based on the market value of the number of contingent shares paid in the form of cash) or a combination of both, and may be deferred into the PPG Industries, Inc. Deferred Compensation Plan.

LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR

				Estimated Future Payouts Under Non-Stock Price-Based Plans
Name	Number of Shares, Units or Other Rights(#)		Performances or Other Period Until Maturation or Payout	Minimum (# of shares)		Threshold (# of shares)		Target (# of shares)		Maximum (# of shares)
Total Shareholder Return Shares:
R. W. LeBoeuf	23,000	(1)	1/1/2005 – 12/31/2007	0	(1)	9,200	(1)	23,000	(1)	50,600	(1)
C. E. Bunch	20,000		1/1/2005 – 12/31/2007	0		8,000		20,000		44,000
W. H. Hernandez	6,000		1/1/2005 – 12/31/2007	0		2,400		6,000		13,200
J. C. Diggs	5,000		1/1/2005 – 12/31/2007	0		2,000		5,000		11,000
K. F. Sullivan	3,600		1/1/2005 – 12/31/2007	0		1,440		3,600		7,920
G. A. Goudy	3,600		1/1/2005 – 12/31/2007	0		1,440		3,600		7,920

Restricted Stock Units:
R. W. LeBoeuf	23,000	(1)	1/1/2005 – 12/31/2007	0	(1)	11,500	(1)	23,000	(1)	34,500	(1)
C. E. Bunch	20,000		1/1/2005 – 12/31/2007	0		10,000		20,000		30,000
W. H. Hernandez	6,000		1/1/2005 – 12/31/2007	0		3,000		6,000		9,000
J. C. Diggs	5,000		1/1/2005 – 12/31/2007	0		2,500		5,000		7,500
K. F. Sullivan	3,400		1/1/2005 – 12/31/2007	0		1,700		3,400		5,100
G. A. Goudy	3,400		1/1/2005 – 12/31/2007	0		1,700		3,400		5,100

(1)	The grants made to Mr. LeBoeuf in 2005 were forfeited upon his retirement on July 1, 2005. Mr. LeBoeuf has not and will not receive any payments associated with these grants.

Retirement Plans

The Company’s qualified retirement plan for salaried employees and nonqualified retirement plan both provide benefits after retirement. The annual benefits payable upon retirement under those plans to persons in hypothetical five-year average annual covered compensation and credited years-of-service classifications (assuming retirement as of January 1, 2006, at Social Security Normal Retirement Age) are estimated in the following table:

PENSION PLAN TABLE

Base and Incentive 5-Year Avg. Total Compensation	Credited Years-of-Service
	15	20	25	30	35
$ 500,000	106,268.00	143,103.00	179,938.00	216,733.00	253,607.00
750,000	163,968.00	220,803.00	277,638.00	334,473.00	391,307.00
1,000,000	221,668.00	298,503.00	375,338.00	452,173.00	529,007.00
1,250,000	279,368.00	376,203.00	473,038.00	569,873.00	666,707.00
1,500,000	337,068.00	453,903.00	570,738.00	687,573.00	804,407.00
1,750,000	394,768.00	531,603.00	668,438.00	805,273.00	942,107.00
2,000,000	452,468.00	609,303.00	766,138.00	922,973.00	1,079,807.00
2,250,000	510,168.00	687,003.00	863,838.00	1,040,673.00	1,217,507.00
2,500,000	567,868.00	764,703.00	961,538.00	1,158,373.00	1,355,207.00

The compensation covered by the Company’s qualified retirement plan for salaried employees, which is compulsory and noncontributory, is the salary of a participant as limited by applicable Internal Revenue Service (“IRS”) regulations. The compensation covered by the Company’s nonqualified retirement plan, which is available only to those employees who participate in the qualified retirement plan for salaried employees and in the PPG Industries, Inc. Executive Officers’ Annual Incentive Compensation Plan, the PPG Industries, Inc. Incentive Compensation and Deferred Income Plan for Key Employees or the PPG Industries, Inc. Management Award and Deferred Income Plan, is the compensation paid under the latter three plans, which for Mr. Bunch and the Named Executives in the Summary Compensation Table on page 14 is shown in the “Bonus” column under “Annual Compensation.” Additional benefits may be paid to certain participants under the Company’s nonqualified retirement plan equal to any benefit which cannot be paid under the Company’s qualified retirement plan for salaried employees because of the restrictions of any applicable IRS regulations. The benefit payable under the Company’s qualified retirement plan for salaried employees is a function of a participant’s highest consecutive five-year average annual covered compensation during the ten years immediately prior to retirement and credited years-of-service while a plan participant. The benefit payable under the Company’s nonqualified retirement plan is a function of the participant’s five-year average annual covered compensation for the highest five years out of the final ten years immediately prior to retirement and credited years-of-service. The highest five-year average annual covered compensation under both plans through 2005 for Messrs. LeBoeuf, Bunch, Hernandez, Diggs, Sullivan and Goudy is $2,436,000.00, $1,190,000.00, $816,000.00, $732,000.00, $576,553.00 and $596,018.00, respectively. For comparison purposes only, the figures used for Mr. LeBoeuf’s 2005 compensation were annualized even though he retired on July 1, 2005 and, therefore, did not receive his entire 2005 compensation. The annual benefits payable under the plans as shown in the table above are estimated on the basis of a straight-life annuity, notwithstanding the availability of a joint and survivor annuity or lump sum benefit, and are not subject to reduction for social security benefits. For purposes of the plans, Mr. LeBoeuf had twenty-four years and eight months of service upon his retirement, and Messrs. Bunch twenty-six and one-half years, Hernandez fifteen years, Diggs nine years, Sullivan thirty-two and one-half years and Goudy thirty-one years. Following his retirement on July 1, 2005, Mr. LeBoeuf received a lump sum benefit in accordance with the terms of the PPG Industries, Inc. Nonqualified Retirement Plan in lieu of a straight-life or a joint and survivor annuity. The lump sum benefit was paid in two installments, one upon his retirement on July 1, 2005 in the amount of $8,662,642.59, and the other on January 3, 2006 in the amount of $2,426,395.77, plus interest of $33,362.94 for the period July 1, 2005 to January 3, 2006.

Change In Control Arrangements

The Company has entered into arrangements with certain key executives, including Mr. Bunch and the Named Executives, providing for the continued employment of such executives for a period of up to three years following a change in control of the Company. The arrangements contemplate that during such three-year period, such executives would continue to be employed in capacities, and compensated on a basis, commensurate with their capacities and compensation before the change in control occurred. The arrangements contemplate further that, in the event the executive’s employment is terminated (a) for any reason by the executive during a thirty-day period beginning one year after a change in control, (b) by the executive at any time during the three years following a change in control because either he or she has not been employed in a commensurate capacity or he or she has not been commensurately compensated or (c) by the Company at any time during the three years following a change in control other than for cause, the executive would be entitled to receive, subject to certain conditions, a payment. This payment would basically be the salary and the awards under the PPG Industries, Inc. Incentive Compensation and Deferred Income Plan for Key Employees or the PPG Industries, Inc. Executive Officers’ Annual Incentive Compensation Plan, as applicable, that the executive would have received (i) for two years (or until the executive’s retirement date, if earlier) if the termination was under situation (a) above or (ii) for three years (or until the executive’s retirement date, if earlier) if the termination was under situations (b) or (c) above. Payments received under the change in control arrangements described in this paragraph include a gross-up equal to any excise tax impositions that may be applicable to the benefit at the time of payout.

B OARD OF DIRECTORS PROPOSAL—PROPOSAL TO APPROVE THE

PPG INDUSTRIES, INC. OMNIBUS INCENTIVE PLAN

Purpose. The Board of Directors unanimously recommends that shareholders approve the PPG Industries, Inc. Omnibus Incentive Plan (the “Omnibus Plan”), a copy of which is attached as Annex B and is incorporated herein. The Omnibus Plan is intended to consolidate into one plan several of the Company’s existing compensatory plans providing for equity-based and cash incentive awards to certain of the Company’s employees, directors and consultants. The Board believes that these plans have been effective in attracting and retaining key talent and in aligning the long-term interests of plan participants with those of our shareholders.

The Board also believes that administering all future stock and other equity-based awards under a single plan will increase the efficiency and effectiveness of the Company’s long-term incentive programs, reduce administrative and regulatory costs, and allow greater transparency with respect to the Company’s equity compensation practices. Accordingly, on February 16, 2006, the Board adopted and approved, subject to the approval of the Company’s shareholders, the Omnibus Plan. Shareholder approval of the Omnibus Plan is required, among other reasons, to ensure the tax deductibility by the Company of certain awards under the Omnibus Plan pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and to meet the listing standards of the New York, Pacific and Philadelphia stock exchanges.

Because the Omnibus Plan is designed to consolidate several of the Company’s existing compensatory plans, approval of the Omnibus Plan by the Company’s shareholders will automatically result in the following:

•	each of the PPG Industries, Inc. Executive Officers’ Long Term Incentive Plan, the PPG Industries, Inc. Long Term Incentive Plan, the PPG Industries, Inc. Stock Plan, and the PPG Industries, Inc. Executive Officers’ Annual Incentive Compensation Plan will be frozen such that no further awards will be made under such plans;

•	each of the PPG Industries, Inc. Incentive Compensation and Deferred Income Plan for Key Employees and the PPG Industries, Inc. Management Award and Deferred Income Plan will be amended and restated to, among other things, eliminate stock and other equity-based awards under these plans in the future: and

•	the aggregate number of shares available for future issuance under the Company’s equity compensation plans will be reduced.

Awards that are outstanding under each of the existing plans described above as of the effective date of the Omnibus Plan will not be terminated, but instead will remain outstanding and will be administered under the terms of the applicable existing plan.

Plan Summary

Administration. The Omnibus Plan is administered by the Officers-Directors Compensation Committee (the “Committee”) of the Company’s Board of Directors. The Committee has the authority to determine the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards.

Awards under the Omnibus Plan. Awards under the Omnibus Plan may include:

•	stock options,

•	stock appreciation rights (“SARs”),

•	restricted stock,

•	restricted stock units,

•	performance awards,

•	other stock-based awards, and

•	short-term cash incentive awards.

Stock Options. The Committee may grant nonqualified stock options to a participant. Incentive stock options (as defined in the Code) may not be granted under the Omnibus Plan. The exercise price for stock options may not be less than the fair market value of the Company’s common stock on the date such stock options are granted, and the exercise period may not exceed ten years from the date of grant.

Stock Appreciation Rights. SARs may be granted by the Committee to a participant either separate from or in tandem with stock options. A SAR entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised. The exercise period may not exceed ten years from the date of grant. The exercise price for a SAR may not be less than the fair market value of the Company’s common stock on the date when the SAR is granted, and, in the case of SARs granted in tandem with stock options, may not be less than the exercise price of the related stock option.

Restricted Stock and Restricted Stock Units. The Committee may award to a participant shares of common stock subject to specified restrictions (“restricted stock”). The Committee also may award to a participant restricted stock units representing the right to receive shares of common stock in the future. Shares of restricted stock and restricted stock units are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified period and/or the attainment of specified performance targets over such period.

Performance Awards. The Committee may grant performance awards to participants, which entitle participants to receive a payment from the Company, the amount of which is based upon the attainment of predetermined performance targets over a specified award period of at least two years. Performance awards may be paid in cash, shares of common stock or a combination thereof, as determined by the Committee.

Other Stock-Based Awards. The Committee may also grant equity-based or equity-related awards, referred to as “other stock-based awards,” in addition to options, SARs, restricted stock, restricted stock units, or performance awards.

Short-Term Cash Incentive Awards. The Omnibus Plan authorizes performance-based annual cash incentive compensation to be paid to “covered employees” within the meaning of Section 162(m) of the Code. The material terms of the annual incentive compensation feature of the Omnibus Plan are as follows:

•	The class of persons covered consists of those senior executives of the Company who are from time to time determined by the Committee to be subject to Section 162(m) of the Code.

•	The targets for annual incentive payments to covered employees will consist only of one or more of the performance goals discussed below. Such performance targets will be established by the Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.

•	The Committee will not have the flexibility to pay a covered executive more than the incentive amount indicated by his or her attainment of the performance target under the applicable payment schedule. The Committee will, however, have the flexibility to use negative discretion to reduce this amount.

Dividend Equivalents. The Committee may provide for the payment of dividend equivalents with respect to any share-based awards under the Omnibus Plan other than options and SARs.

Deferrals. A participant may elect to defer the receipt of certain awards under the Omnibus Plan in accordance with the PPG Industries, Inc. Deferred Compensation Plan or the PPG Industries, Inc. Deferred Compensation Plan for Directors, as applicable.

Share Counting. The pool of authorized shares available for issuance under the Omnibus Plan will be reduced by the maximum number of shares issuable upon exercise of options and stock appreciation rights, and shares delivered by the participant or shares withheld by the Company to cover the exercise price or withholding taxes will not be added back to the pool. Upon settlement of restricted stock, restricted stock units, and other stock-denominated awards, the number of shares actually issued by the Company plus the number of shares withheld by the Company to cover withholding taxes will reduce the pool of authorized shares. Lastly, any shares that would have been issued upon the settlement of an award but were deferred in accordance with the PPG Industries, Inc. Deferred Compensation Plan or the PPG Industries, Inc. Deferred Compensation Plan for Directors, will reduce the pool of authorized shares as of the date the award would have been settled.

Change in Control. Unless the Committee provides otherwise in an applicable award agreement, if a change in control (as defined in the Omnibus Plan) occurs, all outstanding options and other awards will become fully exercisable and all restrictions on outstanding options and awards will automatically lapse.

Performance Goals. For participants who are subject to Section 162(m) of the Code, the performance targets described above will be established by the Committee based on one or more of the following measures: total shareholder return (stock price plus accumulated dividends), return on capital, cash flow return on capital, return on equity, pre-tax earnings, after-tax earnings, earnings growth, revenue growth, operating income, operating profit (earnings from continuing operations before interest and taxes), earnings per share, return on investment or working capital, return on shareholders’ equity, economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital), reductions in inventory, inventory turns and on-time delivery performance, any one of which may be measured with respect to the Company or any one or more of its subsidiaries and divisions and either in absolute terms or as compared to another company or companies; and quantifiable, objective measures of individual performance relevant to the particular participant’s job responsibilities.

Eligibility and Limitation on Awards. The Committee may grant awards to any employee, director or consultant of the Company or its subsidiaries. A single participant may not, in any calendar year, be awarded more than 400,000 options, 200,000 full value shares consisting of restricted stock, restricted stock units, performance awards or other stock-based awards, or $5,000,000 in short-term cash incentive awards.

As of the date hereof, no specific awards have been granted under the Omnibus Plan. In addition, the exact types and amounts of any future awards to be made to any eligible participants pursuant to the Omnibus Plan have not yet been determined. As a result of the discretionary nature of the Omnibus Plan, it is not presently possible to identify the specific participants that may receive awards under the Omnibus Plan in the future or the number of options or other awards that may be granted to any particular person or group of persons. For information concerning awards made to certain executive officers of the Company under its existing compensatory plans during the most recent fiscal year, see “Compensation of Executive Officers.”

Maximum Number of Shares Available for Issuance. An aggregate of 10,000,000 shares of the Company’s common stock is reserved and available for issuance pursuant to awards under the Omnibus Plan. However, no more than 5,000,000 shares of common stock reserved under the Omnibus Plan may be awarded in the form or upon settlement of restricted stock, restricted stock units, performance awards or other-stock-based awards. Shares issuable under the Omnibus Plan may be either authorized but unissued shares of the Company’s common stock or shares of the Company’s common stock held by the Company as treasury shares. Shares issued with respect to awards assumed by the Company in connection with any merger, acquisition or related transaction shall not reduce the total number of shares available for issuance under the Omnibus Plan.

Amendment and Termination. Subject to applicable laws and stock exchange listing standards requiring shareholder approval under certain circumstances, the Board of Directors or the Committee may, at any time, amend or terminate the Omnibus Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards previously made under the Omnibus Plan without the consent of the applicable participants. In addition, none of the following actions may be taken without the prior approval of the Company’s shareholders: (i) the reduction of the exercise price of a stock option or stock appreciation right, (ii) the cancellation of an outstanding stock option or stock appreciation right and, in connection with such cancellation, the grant of a new stock option or stock appreciation right at a lower exercise price or (iii) the acquisition by the Company of outstanding stock options or stock appreciation rights in exchange for cash or the issuance of restricted stock or any other type of award.

U.S. Federal Income Tax Consequences. The United States federal income tax consequences of the issuance and/or exercise of awards under the Omnibus Plan are summarized below.

Stock Options. There will be no U.S. federal income tax consequences to the participant or the Company upon the grant of a nonqualified stock option under the Omnibus Plan. Upon the exercise of a nonqualified stock option, the participant will realize taxable ordinary income equal to the excess of the fair market value on the exercise date of the shares acquired over the aggregate exercise price of such option and the Company will be allowed a corresponding deduction. Upon disposition of shares acquired upon exercise of a nonqualified stock option, the participant will recognize long-term or short-term capital gain or loss, depending on how long the shares were held, equal to the difference between the aggregate amount realized on such disposition and the participant’s aggregate tax basis in such shares.

Stock Appreciation Rights. There will be no U.S. federal income tax consequences to the participant or the Company upon the grant of stock appreciation rights under the Omnibus Plan. Upon the exercise of a SAR, the recipient will realize ordinary income equal to the aggregate amount received (i.e., the increase in the fair market value of one share of the Company’s common stock from the date of grant of the SAR to the date of exercise multiplied by the number of SARs exercised) and the Company will be allowed a corresponding deduction.

Restricted Stock. Except as described below, a participant generally will not recognize taxable income on the date of an award of restricted stock, but instead will recognize taxable ordinary income on the fair market value of any restricted stock as of the date that the restricted stock is no longer subject to a substantial risk of forfeiture. The Company will be entitled to a corresponding deduction at such time in an amount equal to the ordinary income recognized by the participant. If, however, the participant, within thirty days after receipt of shares of restricted stock, files an election under Section 83(b) of the Code, a participant will recognize ordinary income in an amount equal to the aggregate fair market value of the restricted stock received on the date received and the Company will be entitled to a corresponding deduction at such time in an amount equal to the ordinary income recognized by the participant. Upon disposition of such restricted stock, the participant will generally recognize a long-term or short-term capital gain or loss, depending on how long the shares were held.

Restricted Stock Units. A participant generally will not recognize taxable income upon an award of restricted stock units, and the Company will not be entitled to a deduction until settlement of such restricted stock units. Upon settlement, the participant will recognize ordinary taxable income in an amount equal to the sum of the fair market value of any common stock and cash received, and the Company will be entitled to a corresponding deduction in the same amount.

Performance Awards, Other Stock-Based Awards and Short-Term Cash Incentive Awards. A participant generally will not recognize taxable income upon the grant of performance awards, other stock-based awards or cash-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and settlement is made, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. The Company will be entitled to a corresponding deduction in the same amount at such time.

Effective Date. The Omnibus Plan shall become effective on April 20, 2006, if approved by the shareholders of the Company. If the Omnibus Plan is not approved by the Company’s shareholders, the Company’s existing compensatory plans will remain in effect in accordance with their terms and the Company may continue to make awards under such plans. No awards may be made under the Omnibus Plan after the tenth anniversary of its effective date. Certain provisions of the Omnibus Plan relating to performance-based awards under Section 162(m) of the Code will expire on the fifth anniversary of the effective date.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS

VOTE FOR THE BOARD OF DIRECTORS PROPOSAL TO APPROVE THE

PPG INDUSTRIES, INC. OMNIBUS INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The plans described in the footnotes below are included as Exhibits to the Company’s Annual Report on Form 10-K for the period ended December 31, 2005, as filed with the Securities and Exchange Commission, and are incorporated herein by reference in their entirety. The following table provides information as of December 31, 2005, regarding the number of shares of PPG Common Stock that may be issued under PPG’s equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	9,855,762	$57.65	11,606,692
Equity compensation plans not approved by security holders (2), (3)	2,151,600	$70.00	97,751
Total	12,007,362	$59.91	11,704,443

(1)	Equity compensation plans approved by security holders include the PPG Industries, Inc. Stock Plan, the PPG Industries, Inc. Executive Officers’ Long Term Incentive Plan, the PPG Industries, Inc. Long Term Incentive Plan and the PPG Industries, Inc. Executive Officers’ Annual Incentive Compensation Plan.

(2)	Equity compensation plans not approved by security holders include the following:

PPG Industries, Inc. Challenge 2000 Stock Plan. This plan is a broad-based stock option plan under which the Company granted to substantially all active employees of the Company and its majority owned subsidiaries on July 1, 1998, the option to purchase 100 shares of the Company’s common stock at its then fair market value of $70.00 per share. Options became exercisable on July 1, 2003, and expire on June 30, 2008. There were 2,151,600 shares issuable upon exercise of options outstanding under this plan as of December 31, 2005.

Incentive Compensation and Management Award Plans. The PPG Industries, Inc. Incentive Compensation and Deferred Income Plan for Key Employees (the “Incentive Compensation Plan”) is an annual bonus plan under which certain key employees of the Company are eligible to participate. The PPG Industries, Inc. Management Award and Deferred Income Plan (the “Management Award Plan”) is an annual bonus plan under which certain Company employees that do not participate in the Incentive Compensation Plan are eligible to participate. A participant may receive a bonus under the applicable plan based on individual performance and business unit and corporate financial performance. Bonuses can currently be paid in cash or shares of PPG stock or a combination of both. The Incentive Compensation Plan was approved by shareholders in 1980. The Management Award Plan has not been approved by shareholders. One pool of shares is available for issuance to pay awards under both plans. As of December 31, 2005, there were 34,036 shares available in the aggregate for future issuance under the Incentive Compensation Plan and Management Award Plan.

Employee Recognition Program. This program provides a method to recognize and reward employees for special efforts or innovative actions. Officers and directors of the Company may not receive awards under this program. Awards may be made in the form of cash or shares of the Company’s common stock. The Board of Directors has authorized a pool of shares of the Company’s common stock that can be used for awards under this program. As of December 31, 2005, there were 13,715 shares remaining available for future issuance under this program.

Employee Recruiting Program. This program allows the Officers-Directors Compensation Committee of the Board of Directors or the Company’s Compensation and Employee Benefits Committee to grant awards of shares of the Company’s common stock or cash, or a combination of both, to persons in order to attract them to work for the Company. The Board of Directors has authorized a pool of shares of the Company’s common stock that can be used for awards under this program. As of December 31, 2005, there were 50,000 shares remaining available for future issuance under this program.

(3)	Excluded from the information presented here are common stock equivalents held under the PPG Industries, Inc. Deferred Compensation Plan, the PPG Industries, Inc. Deferred Compensation Plan for Directors and the PPG Industries, Inc. Directors’ Common Stock Plan, none of which are equity compensation plans. As supplemental information, there were 530,514 common stock equivalents held under such plans as of December 31, 2005.

AUDITORS

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year 2005. Deloitte & Touche LLP has been regularly engaged by the Company for many years to audit the Company’s annual financial statements and to perform audit-related and tax services. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and, while they do not plan to make a statement (although they will have the opportunity if they desire to do so), they will be available to respond to appropriate questions from shareholders.

During 2005, the Company retained Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) to provide services in the following categories and amounts:

	2005	2004
Audit services (1)	$4,864,186	$4,687,528
Audit-related fees (2)	80,032	95,315
Tax fees (3)	1,049,920	1,494,061
All other fees	0	0

Total All Fees	$5,994,138	$6,276,904

(1)	Fees related to the audit of the consolidated financial statements, comfort letters, statutory and regulatory audits, consents, quarterly reviews, consultations concerning financial accounting and reporting standards arising during the audits and $1,074,000 for the attestation of internal control over financial reporting as required by Sarbanes-Oxley Section 404.
(2)	Fees related to employee benefit plan audits and agreed-upon procedures engagements.
(3)	Fees related to tax compliance, planning and advice.

The services performed by Deloitte & Touche in 2005 were pre-approved in accordance with the Audit Committee pre-approval policy and procedures at its February 16, 2005 meeting. In so doing, the Committee determined that the provision of these services is compatible with maintaining the principal accountant’s independence.

Pre-approval Policy

The pre-approval policy describes the permitted audit, audit-related, tax, and other services that Deloitte & Touche may perform, and lists a range of fees for these services (the “Service List”). The services and fee ranges listed in the pre-approval policy are pre-approved by the Audit Committee. If a type of service to be provided by Deloitte & Touche is not included in the Service List, the Audit Committee must specifically pre-approve it. Similarly, any individual engagement not specifically included in the Service List that exceeds $50,000 or is related to internal control must be pre-approved by the Audit Committee. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to pre-approve up to $150,000 per engagement has been delegated to the Audit Committee Chair in order to accommodate time sensitive service proposals. Any pre-approval decisions made by the Chair must be communicated to the full Committee at the next scheduled meeting.

PROPOSAL TO ENDORSE THE APPOINTMENT OF THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders are asked to vote on a proposal to endorse the appointment by the Board’s Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2006.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO ENDORSE THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006.

SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company’s Common Stock with the cumulative total return of the Standard & Poor’s Composite—500 Stock Index (“S&P 500 Index”) and the Standard and Poor’s Materials Sector Index (“S&P Materials Sector Index”) for the five year period beginning December 31, 2000 and ending December 31, 2005. The information presented in the graph assumes that the investment in the Company’s Common Stock and each Index was $100 on December 31, 2000, and that all dividends were reinvested.

Comparison of Five-Year Cumulative Total Shareholder Return

PPG Industries, Inc., S&P Materials Sector Index and S&P 500 Index

MISCELLANEOUS

Vote Required

The Annual Meeting of Shareholders will not be organized for the transaction of business unless a quorum is present. The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast shall constitute a quorum. Votes withheld and abstentions will be counted in determining the presence of a quorum, but broker non-votes will not be counted.

In the election of Directors, the number of nominees to be elected in each class who receive the greatest number of votes cast at the Annual Meeting by the holders of the Common Stock present in person or by proxy and entitled to vote, assuming the presence of a quorum, will be elected as Directors for a term of three years or until their earlier resignation or retirement. Since no written notice was received by the Company from a shareholder that a nomination would be made by the shareholder at the Annual Meeting pursuant to the nomination procedure provided for in the Company’s Bylaws, votes may only be cast for, or withheld from, the Company’s nominees.

Pennsylvania law provides that abstentions, votes withheld and broker non-votes are not votes cast. Therefore, with respect to the election of Directors, abstentions, votes withheld and broker non-votes do not count either for or against such election.

Approval of the Omnibus Plan will require the affirmative vote of the holders of at least a majority of the outstanding shares present, in person or by proxy, at the Company’s 2006 Annual Meeting of Shareholders, assuming the presence of a quorum. If the Omnibus Plan is not approved by the Company’s shareholders, it will not become effective. However, the Board of Directors of the Company reserves the right, subject to all applicable laws, regulations and stock exchange listing standards, to adopt such other compensation plans and programs as it deems appropriate and in the best interests of the Company and its shareholders.

To be approved, the proposal to endorse the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm of the Company for 2006 requires a majority of votes cast on the proposal, assuming the presence of a quorum. If the proposal is not approved, the Audit Committee will take the shareholders’ vote under advisement. However, Deloitte & Touche LLP will remain the Company’s independent registered public accounting firm for 2006 unless removed by the Audit Committee of the Board of Directors.

Solicitation Costs

The costs of the solicitation of proxies will be borne by the Company. Arrangements may be made by the Company with brokerage houses and other custodians, nominees and fiduciaries for them to forward solicitation materials to the beneficial owners of the shares such brokerage houses and other custodians, nominees and fiduciaries hold of record, and the Company may reimburse them for the reasonable expenses they incur in so doing. To assist in the solicitation of proxies, the Company has engaged D. F. King & Co. for a fee of $13,500, plus out-of-pocket expenses. Directors, officers or other employees of the Company may, without additional compensation therefor, also make solicitations.

Shareholder Proposals for the Next Annual Meeting

To be eligible for inclusion in the Company’s Proxy Statement and Proxy Card relating to the 2007 Annual Meeting of Shareholders, shareholder proposals must be received by the Secretary of the Company on or before November 3, 2006. Any shareholder whose proposal is not included in the Company’s Proxy Statement and Proxy Card relating to the 2007 Annual Meeting of Shareholders and who intends to present business for consideration at such Annual Meeting must comply with the requirements set forth in the following paragraph.

Shareholders intending to present business for consideration at the Company’s 2006 Annual Meeting of Shareholders must give notice to the Secretary of the Company in accordance with Section 1.4 of the Company’s Bylaws (which are available on the Company’s website at www.ppg.com under “Corporate Governance”) and such business must otherwise be a proper matter for shareholder action. If, as expected, the 2006 Annual Meeting of Shareholders is held on April 19, 2007 (the third Thursday of April 2007), then the notice must be received by the Secretary of the Company on or before January 19, 2007, in order to be timely given.

Section 16(a) Beneficial Ownership Reporting Compliance

The Directors and Executive Officers of the Company are required to file reports of initial ownership and changes of ownership of PPG securities with the Securities and Exchange Commission and the New York Stock Exchange. To the Company’s knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required, the required filings of all such Directors and Executive Officers were filed timely with the exception of one Form 4 relating to a deferral election by Dr. Haynes with respect to her 2005 compensation, which was inadvertently filed eight business days after the required filing date of April 25, 2005.

Other Matters

So far as is known, no matters other than those described herein are expected to come before the Annual Meeting. It is intended, however, that the proxies solicited hereby will be voted on any other matters which may properly come before the Annual Meeting, or any adjournment thereof, in the discretion of the person or persons voting such proxies unless the shareholder has indicated on the Proxy Card that the shares represented thereby are not to be voted on such other matters.

Pittsburgh, Pennsylvania

March 3, 2006

ANNEX A

DIRECTOR INDEPENDENCE STANDARDS

In forming its opinion as to the independence of any Director, the Board will be guided by the principle that in order to be independent, a Director should be independent of management and free from any material relationship that would interfere with such Director’s exercise of independent judgment as a Director. To assist it in determining the independence of Directors, the Board has established the following categorical standards:

1.	No director qualifies as “independent” unless the Board affirmatively determines that the Director has no material relationship with PPG (either directly or as a partner, shareholder or officer of an organization that has a material relationship with PPG).

2.	A Director will not be deemed “independent” if:

(i)	the Director is, or has been within the last three years, an employee of PPG; or

(ii)	an Immediate Family Member of the Director is, or has been within the last three years, an Executive Officer of PPG; or

(iii)	the Director has received, or an Immediate Family Member of the Director has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from PPG (other than Director and Board committee fees and pension or other forms of deferred compensation for prior service that is not contingent in any way on continued service); or

(iv)	(A) the Director or an Immediate Family Member of the Director is a current partner of PPG’s independent registered public accounting firm; (B) the Director is a current employee of such firm; (C) an Immediate Family Member of the Director is a current employee of such firm and participates in such firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the Director or an Immediate Family Member of the Director was within the last three years (but is no longer) a partner or employee of such firm and personally worked on PPG’s audit within that time; or

(v)	an Executive Officer of PPG is, or was within the last three years, a member of the compensation committee of the board of directors of a company where the Director, or an Immediate Family Member of the Director, is or was an Executive Officer at the same time; or

(vi)	the Director is presently an officer of a company on whose board of directors a present officer of PPG serves as a director; or

(vii)	the Director is a current employee, or an Immediate Family Member of the Director is a current Executive Officer, of a company that has made payments to, or received payments from, PPG for property or services in an amount which, in any of the preceding three fiscal years, exceeds (A) the greater of $1 million or 2% of such company’s annual consolidated gross revenues or (B) the greater of $1 million or 2% of PPG’s annual consolidated gross revenues; or

(viii)	the Director is an Executive Officer of a company that is indebted to PPG, or to which PPG is indebted, and the aggregate principal amount of either company’s indebtedness to the other (excluding amounts due for purchases subject to usual trade terms or publicly issued debt) is greater than 2% of the total consolidated assets of the debtor as of the end of the debtor’s most recent fiscal year; or

(ix)	the Director serves as an employee or executive officer of a tax exempt organization that has received, within the last three years, contributions in any single fiscal year from PPG in an amount that exceeds the greater of $1 million or 2% of such tax exempt organization’s annual consolidated revenues.

For purposes of this Annex A, the following terms shall have the meanings ascribed to them below:

•	“Executive Officer” means an “officer” within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934.

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•	“Immediate Family Member” means a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

•	“PPG” means PPG Industries, Inc. and its subsidiaries, which includes only those partnerships, limited partnerships, limited liability companies, corporations or other legal entities the entirety or majority of whose partnership or membership interests, voting stock or other equity interests evidencing ownership and control is owned directly or indirectly through one or more subsidiaries, by PPG Industries, Inc.

The ownership of PPG stock by PPG’s Directors is encouraged and the ownership by any PPG Director of a substantial amount of PPG stock is not, in itself, a basis for a determination that any such Director is not independent.

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ANNEX B

PPG INDUSTRIES, INC.

OMNIBUS INCENTIVE PLAN

Effective April 20, 2006

PPG INDUSTRIES, INC.

OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSE AND ADOPTION OF THE PLAN

1.01. Purpose. The purposes of the PPG Industries, Inc. Omnibus Incentive Plan (as amended from time to time, the “Plan”) are to assist the Company and its Subsidiaries in attracting and retaining highly competent employees, directors and consultants, to act as an incentive in motivating selected employees, directors and consultants of the Company and its Subsidiaries to achieve long-term corporate objectives and to enable certain stock-based and cash-based incentive awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Code.

1.02. Adoption and Term. The Plan was approved by the Board of Directors of the Company (the “Board”) on February 16, 2006, and shall become effective April 20, 2006 (the “Effective Date”), if approved by the shareholders of the Company by a majority of the votes cast in respect thereof at the Company’s 2006 Annual Meeting of Shareholders, assuming a quorum of shareholders is present at such meeting. The Plan shall remain in effect until terminated by action of the Board; provided, however, that no Awards may be granted hereunder after the tenth anniversary of the Effective Date.

ARTICLE II

DEFINITIONS

For the purpose of this Plan, capitalized terms shall have the following meanings:

2.01. Award means any one or a combination of Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Stock or Restricted Stock Units described in Article VII, Performance Awards described in Article VIII, other stock-based Awards described in Article IX, short-term cash incentive Awards described in Article X or any other Award made under the terms of the Plan.

2.02. Award Agreement means a written agreement between the Company and a Participant or a written acknowledgment or other written or electronic notification from the Company to a Participant specifically setting forth the terms and conditions, if any, of an Award granted under the Plan.

2.03. Award Period means, with respect to an Award, the period of time, if any, set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

2.04. Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company, or if no such written designation is filed, by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant’s death.

2.05. Board shall have the meaning given to such term in Section 1.02.

2.06. Change in Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events (unless a different definition of Change in Control is specified in the Applicable Award Agreement):

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then Outstanding Common Stock or (ii) the combined voting power of the then outstanding Company Voting Securities; provided that, for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (c) of this Section 2.06.

(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Incumbent Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

(c) Approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination:

(i) All or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Company Voting Securities, as the case may be;

(ii) No Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and

(iii) At least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or at the time of the action taken by the Incumbent Board approving such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

(e) A majority of the Incumbent Board otherwise determines that a Change in Control shall have occurred.

2.07. Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.08. Committee means the Officers-Directors Compensation Committee (or any successor thereto) of the Board.

2.09. Company means PPG Industries, Inc., a Pennsylvania corporation, and its successors.

2.10. Common Stock means, as of any date, the Company’s authorized voting common stock as of such date.

2.11. Company Voting Securities means the combined voting power of all issued and outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.

2.12. Date of Grant means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

2.13. Dividend Equivalent Account means an account established in accordance with Section 11.08.

2.14. Effective Date shall have the meaning given to such term in Section 1.02

2.15. Exchange Act means the Securities Exchange Act of 1934, as amended.

2.16. Exercise Price means, with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.02(b).

2.17. Fair Market Value means, on any date, the closing sale price of the Common Stock reported for such date on the New York Stock Exchange Composite Tape or, if there is no sale on such date, for the nearest preceding date upon which such a sale took place.

2.18. Merger means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.

2.19. Options means all options to purchase Common Stock granted under Article VI of the Plan. All such Options shall be non-qualified stock options that are not subject to Section 422 of the Code.

2.22. Outstanding Common Stock means, at any time, the issued and outstanding shares of Common Stock.

2.23. Participant means a person designated to receive an Award under the Plan in accordance with Section 5.01.

2.24. Performance Awards means Awards granted in accordance with Article VIII.

2.25. Performance Goals means any one or more of the following: total shareholder return (stock price plus accumulated dividends), return on capital, cash flow return on capital, return on equity, pre-tax earnings, after-tax earnings, earnings growth, operating income, operating profit (earnings from continuing operations before interest and taxes), earnings per share, revenue growth, return on investment or working capital, return on shareholders’ equity, economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital), reductions in inventory, inventory turns and on-time delivery performance, any one of which may be measured with respect to the Company or any one or more of its Subsidiaries and divisions and either in absolute terms or as compared to another company or companies, and quantifiable, objective measures of individual performance relevant to the particular individual’s job responsibilities.

2.26. Plan shall have the meaning given to such term in Section 1.01.

2.27. Purchase Price, with respect to Options, shall have the meaning set forth in Section 6.01(b).

2.28. Restricted Stock means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

2.29. Restricted Stock Unit means a unit representing the right to receive Common Stock in the future subject to restrictions imposed in connection with Awards granted under Article VII.

2.30. Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.

2.31. Stock Appreciation Rights means awards granted in accordance with Article VI.

2.32 Subsidiary means a subsidiary of the Company within the meaning of Section 424(f) of the Code.

2.33. Termination of Service means the voluntary or involuntary termination of a Participant’s service as an employee, director or consultant with the Company or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant’s employer or any similar transaction in which the Participant’s employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Service, or whether and when a Termination of Service shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.

ARTICLE III

ADMINISTRATION

3.01. Committee. The Plan shall be administered by the Committee. The Committee shall have the sole and final discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee may delegate such of its powers and authority under the Plan to another committee of the Board and/or a subcommittee of the Committee, or otherwise, as the Committee deems appropriate. In addition, the full Board may exercise any of the powers and authority of the Committee under the Plan. In the event of any delegation of authority by the Committee or any exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or to the Board. Actions taken by the Committee or its delegate or the Board pursuant to this Section 3.01 shall comply with Section 16(b) of the Exchange Act, the performance-based provisions of Section 162(m) of the Code, and the rules and regulations promulgated under each of such statutory provisions, or the respective successors to such statutory provisions or rules and regulations, as in effect from time to time, to the extent applicable.

3.02 Indemnification. Each person who is or shall have been a member of the Board or the Committee, or of any subcommittee or other committee to which authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, conferred in a separate agreement with the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE IV

SHARES

4.01. Number of Shares Issuable. The total number of shares initially authorized to be issued under the Plan shall be 10,000,000 shares of Common Stock. No more than 5,000,000 shares of Common Stock may be issued under the Plan as Awards under Articles VII, VIII and IX. The foregoing share limits shall be subject to adjustment in accordance with Section 11.07. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock that shall have been reacquired by the Company and held as treasury stock.

4.02. Share Counting.

(a) Options. Upon the exercise of any Option, the maximum number of shares of Common Stock issuable upon exercise of such Option shall be counted against the number of shares available for future issuance under the Plan, regardless of the number of shares of Common Stock actually issued by the Company in connection with such exercise, and any shares of Common Stock withheld by the Company or actually or deemed delivered by the Participant to cover the Purchase Price or any applicable withholding taxes in connection with such exercise shall not be deemed to increase the number of shares remaining available for future issuance under the Plan.

(b) Stock Appreciation Rights. Upon the exercise of any Stock Appreciation Right, the maximum number of shares of Common Stock subject to such Stock Appreciation Right (or portion thereof being exercised) shall reduce the number of shares of Common Stock available for future issuance under the Plan, regardless of the number of shares of Common Stock actually issued by the Company in connection with such exercise, and any shares of Common Stock withheld by the Company or actually or deemed delivered by the Participant to cover any applicable withholding taxes in connection with such exercise shall not be deemed to increase the number of shares remaining available for future issuance under the Plan.

(c) Other Awards. In the case of Restricted Stock, Restricted Stock Units and other Common Stock-denominated Awards that vest and are settled in shares of Common Stock, the number of shares of Common Stock actually earned and issued by the Company upon settlement of the Award plus the number shares of Common Stock withheld by the Company or actually or deemed delivered by the Participant to cover any applicable withholding taxes in connection with such settlement, shall reduce the number of shares of Common Stock available for future issuance under the Plan. Restricted Stock Units and other Common Stock-denominated Awards that are settled in cash, and any other Awards that are denominated and settled in cash, shall not reduce the number of shares of Common Stock available for future issuance under the Plan.

(d) Deferrals. Any shares of Common Stock that would have been issued upon the settlement of an Award but for the deferral of such Award in accordance with the PPG Industries, Inc. Deferred Compensation Plan (as amended from time to time, the “Deferred Compensation Plan”) or PPG Industries, Inc. Deferred Compensation Plan for Directors (as amended from time to time, the “Directors’ Deferred Compensation Plan”), as applicable, shall reduce the number of shares available for future issuance under the Plan as of the date such Award would otherwise have been settled, but any Awards or portions thereof payable in cash, whether at the election of the Participant or otherwise, that are deferred in accordance with the Deferred Compensation Plan or Directors’ Deferred Compensation Plan, as applicable, shall not reduce the number of shares available for future issuance under the Plan.

ARTICLE V

PARTICIPATION

5.01. Eligible Participants. Participants in the Plan shall be such employees, directors and consultants of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time. The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive Awards in any other year. The designation of a Participant to receive Awards under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Subject to adjustment in accordance with Section 11.07, in any calendar year, no Participant shall be granted stock-based Awards in respect of more than 400,000 shares of Common Stock under Article VI or more than 200,000 shares of Common Stock under either Article VII, VIII or IX, or cash-based Awards for more than $5 million under Article X.

ARTICLE VI

OPTIONS AND STOCK APPRECIATION RIGHTS

6.01. Option Awards.

(a) Grant of Options. The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such Purchase Price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Award Agreement.

(b) Purchase Price of Options. The Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee; provided, however, that in all cases the Purchase Price shall be equal to or greater than the Fair Market Value on the Date of Grant of the shares of Common Stock subject to the Option.

(c) Designation of Options. All Options granted under the Plan shall be designated as non-qualified stock options that are not intended to be governed by Section 422 of the Code. Such designation shall be set forth in the Award Agreement.

6.02. Stock Appreciation Rights.

(a) Stock Appreciation Right Awards. The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or subsequent to, the grant to such Participant of the related Option; provided, however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a

Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).

(b) Exercise Price. The Exercise Price of any Stock Appreciation Right granted under this Plan shall be determined by the Committee; provided, however, that in all cases the Exercise Price shall be equal to or greater than the Fair Market Value on the Date of Grant of the shares of Common Stock subject to the Stock Appreciation Right; and provided further, however, that in the case of Stock Appreciation Rights granted in tandem with Options, the Exercise Price shall not be less than the Purchase Price of the related Option. Upon exercise of Stock Appreciation Rights granted in tandem with Options, the number of shares issuable upon exercise of any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof surrendered as a result of the exercise of such Stock Appreciation Rights.

(c) Payment of Incremental Value. Any payment which may become due from the Company by reason of a Participant’s exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

6.03. Terms of Options and Stock Appreciation Rights.

(a) Conditions on Exercise. An Award Agreement with respect to Options and/or Stock Appreciation Rights may contain such waiting periods, exercise dates and conditions or restrictions on exercise, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as may be determined by the Committee.

(b) Duration of Options and Stock Appreciation Rights. Options and Stock Appreciation Rights shall terminate upon the first to occur of the following events:

(i) Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or

(ii) Termination of the Award in the event of a Participant’s Termination of Service as provided in the Award Agreement; or

(iii) Ten years from the Date of Grant; or

(iv) Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.

(c) Acceleration or Extension of Exercise Time. The Committee, in its sole discretion, but subject to compliance with any applicable provisions of Section 409A of the Code, shall have the right (but shall not be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of an Option or Stock Appreciation Right (i) prior to the time such Option or Stock Appreciation Right would become exercisable under the terms of the Award Agreement or (ii) after the termination or expiration of the Option or Stock Appreciation Right under the terms of the Award Agreement.

(d) Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to Common Stock covered by any Options or Stock Appreciation Rights until such Participant shall have become the owner of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which such Participant shall have become the owner of record of any such shares; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 11.07.

6.04. Exercise Procedures. Each Option and Stock Appreciation Right granted under the Plan shall be exercised prior to the close of business on the expiration date of the Option or Stock Appreciation Right by such method as provided in the Award Agreement or such other method as the Committee may establish or approve from time to time. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid by the Participant in cash or by any other method approved by the Committee or as otherwise set forth in the applicable Award Agreement.

6.05. Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Options and Stock Appreciation Rights outstanding on the date of such Change in Control shall become immediately and fully exercisable. The provisions of this Section 6.05 shall not be applicable to any Options or Stock Appreciation Rights granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company Voting Securities.

ARTICLE VII

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.01 Award of Restricted Stock and Restricted Stock Units. The Committee may grant to any Participant an Award of Restricted Stock consisting of a specified number of shares of Common Stock issued to the Participant subject to such terms, conditions and forfeiture and transfer restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. The Committee may also grant Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. With respect to performance-based Awards of Restricted Stock or Restricted Stock Units intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals. The terms of any Restricted Stock and Restricted Stock Unit Awards granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

7.02 Restricted Stock.

(a) Issuance of Restricted Stock. As soon as practicable after the Date of Grant of an Award of Restricted Stock by the Committee, the Company shall cause to be transferred on the books of the Company shares of Common Stock, registered on behalf of the Participant, evidencing the Restricted Stock covered by the Award. All shares of Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreement in respect of any such Awards. Until the lapse or release of all restrictions applicable to an Award of Restricted Stock, any share certificates representing such Restricted Stock may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.02(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.02(d), free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant.

(b) Shareholder Rights. Beginning on the Date of Grant of a Restricted Stock Award, and except as otherwise provided in the applicable Award Agreement, the Participant shall become a shareholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any shares of Common Stock distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Stock and held or restricted as provided in Section 7.02(a).

(c) Restriction on Transferability. Restricted Stock may not be assigned or transferred (other than by will or the laws of descent and distribution or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code), pledged or sold prior to the lapse of the restrictions applicable thereto.

(d) Delivery of Shares Upon Vesting. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.02(f) or Section 7.04, the restrictions applicable to the Restricted Stock shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 11.05, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

(e) Forfeiture of Restricted Stock. Subject to Sections 7.02(f) and 7.04, Restricted Stock shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Stock shall terminate unless the Participant continues in the service of the Company or a Subsidiary until the expiration of the forfeiture period for such Restricted Stock and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Stock Award.

(f) Waiver of Forfeiture Period. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of shares of Restricted Stock constituting an Award) as the Committee shall deem appropriate.

7.03 Restricted Stock Units.

(a) Settlement of Restricted Stock Units. Payments shall be made to Participants with respect to their Restricted Stock Units as soon as practicable after the Committee has determined that the terms and conditions applicable to such Award have been satisfied or at a later date if distribution has been deferred. Payments to Participants with respect to Restricted Stock Units shall be made in the form of Common Stock, or cash or a combination of both, as the Committee may determine. The amount of any cash to be paid in lieu of Common Stock shall be determined on the basis of the Fair Market Value of the Common Stock on the date any such payment is processed. As to shares of Common Stock which constitute all or any part of such payment, the Committee may impose such restrictions concerning their transferability and/or their forfeiture as may be provided in the applicable Award Agreement or as the Committee may otherwise determine, provided such determination is made on or before the date certificates for such shares are first delivered to the applicable Participant.

(b) Shareholder Rights. Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a shareholder of the Company with respect to the shares of Common Stock covered by such Award of Restricted Stock Units.

(c) Waiver of Forfeiture Period. Notwithstanding anything contained in this Section 7.03 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of shares issuable upon settlement of the Restricted Stock Units constituting an Award) as the Committee shall deem appropriate.

(d) Dividend Equivalents. For any Restricted Stock Unit granted under the Plan, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a Dividend Equivalent Account with respect to the Restricted Stock Unit, in accordance with Section 11.08.

(e) Deferral of Payment. If approved by the Committee and set forth in the applicable Award Agreement, a Participant may elect to defer the amount payable with respect to the Participant’s Restricted Stock Units in accordance with the Deferred Compensation Plan or Directors’ Deferred Compensation Plan, as applicable.

7.04 Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all restrictions applicable to Restricted Stock and Restricted Stock Unit Awards shall terminate fully and the Participant shall immediately have the right to the delivery in accordance with Section 7.02(d) of a share certificate or certificates evidencing a number of shares of Common Stock equal to the full number of shares subject to each such Award (in the case of Restricted Stock) or payment in accordance with Section 7.03(a) of a number of shares of Common Stock determined by the Committee, in its discretion, but, in the case of a performance-based or other contingent Award, in no event less than the number of shares payable at the “target” level for each such Award (in the case of Restricted Stock Units).

ARTICLE VIII

PERFORMANCE AWARDS

8.01. Performance Awards.

(a) Award Periods and Calculations of Potential Incentive Amounts. The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. The Award Period shall be two or more fiscal or calendar years as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit Participants to receive Performance Awards after an Award Period has commenced.

(b) Performance Targets. The performance targets may include such goals related to the performance of the Company or, where relevant, any one or more of its Subsidiaries or divisions and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards that are intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code, the targets will be limited to specified levels of one or more of the Performance Goals. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. Except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Code, in the case of Performance Awards granted to employees to whom such section is applicable, the Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the Award when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement.

(c) Earning Performance Awards. The Committee, at or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of the applicable performance targets.

(d) Payment of Earned Performance Awards. Subject to the requirements of Section 11.05, payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may define, and set forth in the applicable Award Agreement, such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

(e) Dividend Equivalents. For any Performance Award granted under the Plan, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a Dividend Equivalent Account with respect to the Performance Award, in accordance with Section 11.08.

(f) Deferral of Payment. If approved by the Committee and set forth in the applicable Award Agreement, a Participant may elect to defer the amount payable with respect to the Participant’s Performance Award in accordance with the Deferred Compensation Plan or Directors’ Deferred Compensation Plan, as applicable.

8.02. Termination of Service. In the event of a Participant’s Termination of Service during an Award Period, the Participant’s Performance Awards shall be forfeited except as may otherwise be provided in the applicable Award Agreement.

8.03. Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Performance Awards for all Award Periods shall immediately become fully vested and payable to all Participants and Participants shall be paid in accordance with Section 8.01(d), within 30 days after such Change in Control, a number of shares determined by the Committee, in its discretion, but in no event less than the number of shares payable at the “target” level.

ARTICLE IX

OTHER STOCK-BASED AWARDS

9.01. Grant of Other Stock-Based Awards. Other stock-based awards, consisting of stock purchase rights, Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority and discretion to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award may be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

9.02. Terms of Other Stock-Based Awards. In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:

(a) Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses;

(b) For any such Award, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a related Dividend Equivalent Account, in accordance with Section 11.08;

(c) Any Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Service prior to the exercise, realization or payment of such Award, whether such termination occurs because of retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award; and

(d) If approved by the Committee and set forth in any applicable Award Agreement, a Participant may elect to defer the amount payable to the Participant Award under this Article IX in accordance with the Deferred Compensation Plan or Directors’ Deferred Compensation Plan, as applicable.

ARTICLE X

SHORT-TERM CASH INCENTIVE AWARDS

10.01. Eligibility. Executive officers of the Company who are from time to time determined by the Committee to be “covered employees” for purposes of Section 162(m) of the Code will be eligible to receive short-term cash incentive awards under this Article X.

10.02. Awards.

(a) Performance Targets. The Committee shall, for each Award under this Article X, establish objective performance targets based on specified levels of one or more of the Performance Goals. Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.

(b) Amounts of Awards. In conjunction with the establishment of performance targets for a fiscal year, the Committee shall adopt an objective formula (on the basis of percentages of Participants’ salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained. Such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.

(c) Payment of Awards. Awards will be payable to Participants in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year; provided, however, that the Committee, in its discretion, may determine that all or any part of an Award under this Article X shall be converted into and paid in the form of unrestricted shares of Common Stock, using for such purpose such conversion methodology as the Committee shall approve.

(d) Negative Discretion. Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the Award that would be otherwise paid.

(e) Guidelines. The Committee may adopt from time to time written policies for its implementation of this Article X. Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

(f) Non-Exclusive Arrangement. The adoption and operation of this Article X shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Company.

(g) Deferral of Payment. If approved by the Committee and set forth in the applicable Award Agreement, a Participant may elect to defer the amount payable to the Participant in respect of an Award under this Article X in accordance with the Deferred Compensation Plan.

ARTICLE XI

TERMS APPLICABLE GENERALLY TO AWARDS

GRANTED UNDER THE PLAN

11.01. Plan Provisions Control Award Terms. The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control.

11.02. Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or the Participant to whom such Award shall have been granted shall have received a written or electronic Award acknowledgement or other notification authorized by the Committee and expressly granting the Award to such Participant and containing such provisions setting forth the terms of the Award as the Committee shall determine.

11.03. Modification of Award After Grant. Except as provided in Section 11.07, no Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by the express written agreement of the Company and the Participant, provided, however, that any such change (a) shall not be inconsistent with the terms of the Plan and (b) shall be approved by the Committee.

11.04. Limitation on Transfer. Except as provided in Section 7.02(c) in the case of Restricted Stock, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan. The Participant’s Beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, the Committee may grant Options that are transferable, without payment of consideration by the Participant, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Options to provide for such transferability.

11.05. Taxes. Subject to compliance with all applicable legal requirements, the Company shall be entitled to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant’s Award, and the Company may defer payment or issuance of the cash or shares upon exercise or settlement of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Company and, in the Company’s sole discretion, such withholding obligation shall be satisfied by (i) having the Company withhold from such

Award that number of shares of Common Stock, rounded up to the next whole share, whose aggregate Fair Market Value on the date such shares are withheld equals the amount of withholding taxes due, (ii) by direct payment by the Participant to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of (i) and (ii).

11.06. Surrender of Awards. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as agreed upon by the Committee and the Participant. With the consent of the Participant, the Committee may substitute a new Award under this Plan in connection with the surrender by the Participant of an equity compensation award previously granted under this Plan or any other plan sponsored by the Company; provided, however, that no such substitution shall be permitted without the approval of the Company’s shareholders if such approval is required by the rules of any applicable stock exchange.

11.07. Adjustments to Reflect Capital Changes.

(a) Recapitalization. The number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for future issuance under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The maximum number of shares in respect of which Awards can be made to any Participant in any calendar year shall be proportionately adjusted to reflect any other event that results in an increase in the number of issued and outstanding shares of Common Stock. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case under this Section 11.07(a).

(b) Merger. In the event of a Merger in which the Company is not the surviving corporation, the surviving, continuing, successor, or purchasing corporation, as the case may be (the “Acquiring Corporation”), shall, at least ten business days prior to the consummation of such Merger, either (i) agree with the Company in writing to assume the Company’s rights and obligations in respect of Awards outstanding immediately prior to the consummation of such Merger or (ii) grant substantially equivalent awards in respect of the Acquiring Corporation’s voting common stock for such outstanding Awards on terms and conditions substantially similar to and no less favorable to each Participant than the terms and conditions of such outstanding Awards. In the event the Acquiring Corporation fails to comply with this Section 11.07(b), the Board shall provide that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested as of a date prior to such Merger, as the Board so determines. The exercise and/or vesting of any Award that was permissible solely by reason of this Section 11.07(b) may be conditioned upon the consummation of the Merger in the Board’s discretion. Any Options which are neither assumed by the Acquiring Corporation nor exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.

(c) Options to Purchase Shares or Stock of Acquired Companies. After any Merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, and in accordance with applicable law, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the Merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

11.08. Dividend Equivalents. For any Award granted under Sections VII, VIII or IX of the Plan, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a Dividend Equivalent

Account with respect to the Award, and the applicable Award Agreement or an amendment thereto shall confirm such establishment. If a Dividend Equivalent Account is established, the following terms shall apply:

(a) Terms and Conditions. Dividend Equivalent Accounts shall be subject to such terms and conditions as the Committee shall determine and as shall be set forth in the applicable Award Agreement. Such terms and conditions may include, without limitation, for the Participant’s Account to be credited as of the record date of each cash dividend on the Common Stock with an amount equal to the cash dividends which would be paid with respect to the number of shares of Common Stock then covered by the related Award if such shares of Common Stock had been owned of record by the Participant on such record date and for such dividend credits to be transferred to and administered in accordance with the Deferred Compensation Plan or Directors’ Deferred Compensation Plan, as applicable.

(b) Unfunded Obligation. Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company’s general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.

11.09 No Right to Continued Service. No person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or any of its Subsidiaries.

11.10. Awards Not Includable for Benefit Purposes. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

11.11. Governing Law. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the Commonwealth of Pennsylvania, other than the conflict of laws provisions thereof.

11.12. No Strict Construction. No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

11.13. Compliance with Rule 16b-3 and Section 409A. It is intended that, unless the Committee determines otherwise, Awards under the Plan be eligible for exemption under Rule 16b-3. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3. It is further intended that Awards under the Plan shall either be exempt from or compliant with Section 409A of the Code. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements as the Board may deem necessary or appropriate to secure exemption from or compliance with Section 409A of the Code.

11.14. Captions. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

11.15. Severability. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

11.16. Amendment and Termination.

(a) Amendment. The Board or the Committee shall have complete power and authority to amend the Plan at any time; provided, however, that neither the Board nor the Committee shall, without the requisite approval of shareholders of the Company, make any amendment which requires shareholder approval under the Code or under any other applicable law or rule of any stock exchange which lists Common Stock or Company Voting Securities. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award. Other than any such actions as may be taken pursuant to Section 11.07, none of the following actions shall be taken without the prior approval of the shareholders of the Company: (i) the reduction of the Purchase Price of an Option or the Exercise Price of a Stock Appreciation Right, (ii) the cancellation of an outstanding Option or Stock Appreciation Right and in connection with such cancellation the grant of a new Option or Stock Appreciation Right at a lower Purchase Price or Exercise Price or (iii) the acquisition by the Company of outstanding Options or Stock Appreciation Rights in exchange for cash or the issuance of Restricted Stock or any other type of Award.

(b) Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.

11.17. Foreign Qualified Awards. Awards under the Plan may be granted to such employees, directors and consultants of the Company and its Subsidiaries residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.

11.18. Adjustment of Performance Goals and Targets. Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to adjust any Performance Goal, performance target or other performance-based criteria established with respect to any Award under the Plan if circumstances occur (including, but not limited to, unusual or nonrecurring events, changes in tax laws or accounting principles or practices or changed business or economic conditions) that cause any such Performance Goal, performance target or performance-based criteria to be inappropriate in the judgment of the Committee; provided, that with respect to any Award that is intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code and the regulations thereunder, any adjustment by the Committee shall be consistent with the requirements of Section 162(m) and the regulations thereunder.

VOTE BY TELEPHONE
PPG Industries, Inc. P. O. Box 3200 Pittsburgh, PA 15230	Have your proxy card available when you call the Toll-Free number 1-888-693-8683 using a touch-tone telephone and follow the simple instructions to record your vote.
VOTE BY INTERNET

Have your proxy card available when you access the website http://www.cesvote.com and follow the simple instructions to record your vote.
VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, PO Box 3200, Pittsburgh, PA 15230.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Vote by Internet Access the Website and cast your vote: http://www.cesvote.com	Vote by Mail Return your proxy card in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week.

If you vote by telephone or Internet, please do not send your proxy by mail.

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PPG INDUSTRIES, INC. One PPG Place Pittsburgh, PA 15272	To obtain an Admission card to the Annual Meeting, place an “X” in the box to the right. _____________________________________________________________					☐
PPG’S DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 AND 3.
	FOR	WITHHELD		FOR	AGAINST	ABSTAIN
1. ELECTION OF FOUR DIRECTORS (1) CHARLES E. BUNCH (2) ROBERT RIPP (3) THOMAS J. USHER (4) DAVID R. WHITWAM	☐	☐	2. PROPOSAL TO APPROVE THE PPG INDUSTRIES, INC. OMNIBUS INCENTIVE PLAN.	☐	☐	☐
				FOR	AGAINST	ABSTAIN
FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S): _______________________________________			3. PROPOSAL TO ENDORSE THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006.	☐	☐	☐

SIGNATURE(S)	DATE:

NOTE:	At least one registered owner must sign exactly as their name appears above. Give full title if signing for a corporation or partnership or as attorney, agent or in another representative capacity.

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Corporate Election Services, PO Box 3200, Pittsburgh, PA 15230, so that your shares may be represented at the Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.

Admission Card

If you plan to attend the Meeting, please mark an “X” in the box provided on the reverse side of this proxy card. An admission card will be mailed to you at the address imprinted on the front of this form. If your shares are held in joint names, you will each receive an admission card. If you intend to bring a guest, please print their name on the line next to the admission card request box. If your admission card is to be sent to an address different than the address imprinted on the front of this form, please print that address on the line next to the admission card request box.

If you vote by telephone or Internet and plan to attend the meeting, you can request an admission ticket by following the instructions when you vote.

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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PPG INDUSTRIES, INC.

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 20, 2006.

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 3, 2006, hereby appoints C.E. Bunch, J.C. Diggs and W.H. Hernandez, or any of them, with full power of substitution to each, proxies to represent the undersigned and to vote all of the shares of the Common Stock of PPG Industries, Inc., (the “Company”) that the undersigned would be entitled to vote if personally present at the 2006 Annual Meeting of Shareholders of the Company, or any adjournment thereof, as directed on the reverse side hereof and in their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy will be voted as directed on the reverse side hereof. If no direction is given, however, the shares represented by this proxy will be voted FOR the election of the nominees for Director proposed by the Board of Directors (those nominees are Charles E. Bunch, Robert Ripp, Thomas J. Usher and David R. Whitwam), FOR the proposal to approve the PPG Industries, Inc. Omnibus Incentive Plan and FOR the proposal to endorse the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2006. Shares to be voted FOR the election of the nominees proposed by the Board of Directors will be voted cumulatively in the discretion of the proxies for any nominees other than nominees with respect to whom authority to vote FOR has been withheld. This card votes all of the shares of the Common Stock of the Company held under the same registration in any one or more of the following manners: as a shareholder of record; in the shareholder Investor Services Program; in the PPG Industries Employee Savings Plan and in the PPG Canada Inc. Retirement Savings Plan.

Please complete, sign and date this Card on the reverse side and return it promptly in the enclosed reply envelope if you do not vote by telephone or Internet.